Exhibit 99.2

CrossFirst Bankshares, Inc.

Independent Auditor’s Report and

Consolidated Financial Statements

December 31, 2024, 2023 and 2022

CrossFirst Bankshares, Inc.

Independent Auditor’s Report

Board of Directors and Audit Committee

CrossFirst Bankshares, Inc.

Leawood, Kansas

Opinions on the Consolidated Financial Statements and Internal Control over Financial Reporting

We have audited the consolidated financial statements of CrossFirst Bankshares, Inc., which comprise the consolidated statements of financial condition as of December 31, 2024 and 2023, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of CrossFirst Bankshares, Inc. as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

We also have audited CrossFirst Bankshares, Inc.’s internal control over financial reporting as of December 31, 2024, based on criteria established in the Internal Control – Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, CrossFirst Bankshares, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, based on COSO.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control over Financial Reporting” section of our report. We are required to be independent of CrossFirst Bankshares, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Responsibilities of Management for the Consolidated Financial Statements and Internal Control over Financial Reporting

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. Management also is responsible for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management’s Assessment of Internal Control Over Financial Reporting.

Forvis Mazars, LLP is an independent member of Forvis Mazars Global Limited

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CrossFirst Bankshares, Inc.’s ability to continue as a going concern within one year after the date that these consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control over Financial Reporting

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and about whether effective internal control over financial reporting was maintained in all material respects, and to issue an auditor’s report that includes our opinions.

Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit of financial statements or an audit of internal control over financial reporting conducted in accordance with GAAS will always detect a material misstatement or a material weakness when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered to be material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit of financial statements and an audit of internal control over financial reporting in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audits.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the financial statement audit in order to design audit procedures that are appropriate in the circumstances.

•	Obtain an understanding of internal control over financial reporting relevant to the audit of internal control over financial reporting, assess the risks that a material weakness exists, and test and evaluate the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CrossFirst Bankshares, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the financial statement audit.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of CrossFirst Bankshares, Inc.’s internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9-C). An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Kansas City, Missouri

February 24, 2025

CrossFirst Bankshares, Inc.

Consolidated Statements of Financial Condition

	2024	2023

	(Dollars in thousands)
Assets
Cash and cash equivalents	$409,209	$255,229
Available-for-sale securities - taxable	450,508	413,217
Available-for-sale securities - tax-exempt	319,340	353,436
Loans, net of unearned fees	6,258,263	6,127,690
Allowance for credit losses on loans	78,962	73,462
Loans, net of the allowance for credit losses on loans	6,179,301	6,054,228
Premises and equipment, net	68,548	70,869
Restricted equity securities	3,682	3,950
Interest receivable	35,831	37,294
Foreclosed assets held for sale	5,976	—
Goodwill and other intangible assets, net	27,766	31,335
Bank-owned life insurance	72,813	70,810
Other	96,726	90,312
Total assets	$7,669,700	$7,380,680
Liabilities and stockholders’ equity
Deposits
Non-interest-bearing	$976,762	$990,458
Savings, NOW and money market	3,806,359	3,669,726
Time	1,931,836	1,831,092
Total deposits	6,714,957	6,491,276
Federal Home Loan Bank advances	76,184	77,889
Other borrowings	8,261	8,950
Interest payable and other liabilities	96,461	94,422
Total liabilities	6,895,863	6,672,537
Stockholders’ equity
Preferred stock, $0.01 par value: Authorized - 5,000,000 shares; issued - 7,750 shares at December 31, 2024 and 2023, respectively	—	—
Common stock, $0.01 par value: Authorized - 200,000,000 shares; issued - 53,660,989 and 53,326,641 shares at December 31, 2024 and 2023, respectively	537	533
Treasury stock, at cost: 4,340,033 and 3,990,753 shares held at December 31, 2024 and 2023, respectively	(62,695)	(58,251)
Additional paid-in capital	548,364	543,556
Retained earnings	350,277	272,351
Accumulated other comprehensive loss	(62,646)	(50,046)
Total stockholders’ equity	773,837	708,143
Total liabilities and stockholders’ equity	$7,669,700	$7,380,680

See Notes to Consolidated Financial Statements

CrossFirst Bankshares, Inc.

Consolidated Statements of Operations

	For the Year Ended December 31,

	2024	2023	2022

	(Dollars in thousands, except per share data)
Interest Income
Loans, including fees	$455,110	$400,910	$224,138
Available-for-sale securities - taxable	19,843	11,518	4,577
Available-for-sale securities - tax-exempt	9,878	13,846	15,338
Deposits with financial institutions	8,932	8,017	3,751
Dividends on bank stocks	427	860	709
Total interest income	494,190	435,151	248,513
Interest Expense
Deposits	252,247	201,812	49,982
Fed funds purchased and repurchase agreements	—	54	96
Federal Home Loan Bank Advances	3,058	7,754	4,759
Other borrowings	252	690	142
Total interest expense	255,557	210,310	54,979
Net Interest Income	238,633	224,841	193,534
Provision for Credit Losses	11,112	14,489	11,501
Net Interest Income after Provision for Credit Losses	227,521	210,352	182,033
Non-Interest Income
Service charges and fees on client accounts	9,101	8,186	6,228
ATM and credit card interchange income	6,029	5,469	6,523
Gain on sale of loans	1,468	2,684	47
Income from bank-owned life insurance	2,003	1,709	1,602
Swap fees and credit valuation adjustments, net	723	365	188
Other non-interest income	3,819	2,251	2,693
Total non-interest income	23,143	20,664	17,281
Non-Interest Expense
Salaries and employee benefits	93,114	89,178	75,288
Occupancy	12,825	12,355	10,663
Professional fees	5,989	7,081	5,275
Deposit insurance premiums	7,231	7,261	3,354
Data processing	4,164	4,255	4,750
Advertising	2,641	2,886	3,201
Software and communication	7,274	7,023	5,093
Foreclosed assets, net	442	128	(17)
Core deposit intangible amortization	3,569	3,503	350
Other non-interest expense	13,774	13,237	13,785
Total non-interest expense	151,023	146,907	121,742
Net Income Before Taxes	99,641	84,109	77,572
Income tax expense	21,095	17,440	15,973
Net Income	$78,546	$66,669	$61,599
Basic Earnings Per Common Share	$1.58	$1.35	$1.24
Diluted Earnings Per Common Share	$1.56	$1.34	$1.23

See Notes to Consolidated Financial Statements

CrossFirst Bankshares, Inc.

Consolidated Statements of Comprehensive Income (Loss)

	For the Year Ended December 31,

	2024	2023	2022

	(Dollars in thousands)
Net Income	$78,546	$66,669	$61,599
Other Comprehensive (Loss) Income
Unrealized (loss) gain on available-for-sale securities	(16,107)	18,879	(111,661)
Less: income tax (benefit) expense	(3,158)	4,722	(26,870)
Unrealized (loss) gain on available-for-sale securities, net of income tax	(12,949)	14,157	(84,791)
Reclassification adjustment for realized gain (loss) included in income	60	(1,127)	96
Less: income tax expense (benefit)	14	(266)	24
Less: reclassification adjustment for realized gain (loss) included in income, net of income tax	46	(861)	72

Unrealized loss on cash flow hedges	(3,305)	(380)	(1,551)
Less: income tax benefit	(750)	(83)	(368)
Unrealized loss on cash flow hedges, net of income tax	(2,555)	(297)	(1,183)
Reclassification adjustment for (loss) gain on cash flow hedges	(3,836)	275	—
Less: income tax (benefit) expense	(886)	65	—
Less: reclassification adjustment for (loss) gain on cash flow hedges, net of income tax	(2,950)	210	—
Other comprehensive (loss) income	(12,600)	14,511	(86,046)
Comprehensive Income (Loss)	$65,946	$81,180	$(24,447)

See Notes to Consolidated Financial Statements

CrossFirst Bankshares, Inc.

Consolidated Statements of Stockholders’ Equity

								Accumulated
						Additional		Other
	Preferred Stock		Common Stock		Treasury	Paid in	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Stock	Capital	Earnings	Income (Loss)	Total

	(Dollars in thousands)
December 31, 2021	—	—	50,450,045	526	(28,347)	526,806	147,099	21,489	$667,573
Adoption of ASU 2016-13	—	—	—	—	—	—	(2,610)	—	(2,610)
Net income	—	—	—	—	—	—	61,599	—	61,599
Other comprehensive loss - available-for-sale securities	—	—	—	—	—	—	—	(84,863)	(84,863)
Other comprehensive loss - cash flow hedges	—	—	—	—	—	—	—	(1,183)	(1,183)
Issuance of shares from equity-based awards	—	—	446,598	4	—	(565)	—	—	(561)
Open market common share repurchases	—	—	(2,448,428)	—	(35,780)	—	—	—	(35,780)
Employee receivables from sale of stock	—	—	—	—	—	—	7	—	7
Stock-based compensation	—	—	—	—	—	4,417	—	—	4,417
December 31, 2022	—	—	48,448,215	530	(64,127)	530,658	206,095	(64,557)	608,599
Net income	—	—	—	—	—	—	66,669	—	66,669
Other comprehensive gain - available-for-sale securities	—	—	—	—	—	—	—	15,018	15,018
Other comprehensive loss - cash flow hedges	—	—	—	—	—	—	—	(507)	(507)
Issuance of preferred shares	7,750	—	—	—	—	7,750	—	—	7,750
Preferred dividends $53.33 per share	—	—	—	—	—	—	(413)	—	(413)
Issuance of shares from equity-based awards	—	—	290,028	3	—	(740)	—	—	(737)
Warrants exercised, cash settled	—	—	—	—	—	(418)	—	—	(418)
Acquisition - purchase accounting	—	—	597,645	—	5,876	1,025	—	—	6,901
Stock-based compensation	—	—	—	—	—	5,281	—	—	5,281
December 31, 2023	7,750	—	49,335,888	533	(58,251)	543,556	272,351	(50,046)	708,143
Net income	—	—	—	—	—	—	78,546	—	78,546
Other comprehensive loss - available-for-sale securities	—	—	—	—	—	—	—	(12,995)	(12,995)
Other comprehensive gain - cash flow hedges	—	—	—	—	—	—	—	395	395
Preferred dividends $80.00 per share	—	—	—	—	—	—	(620)	—	(620)
Issuance of shares from equity-based awards	—	—	334,348	4	—	(825)	—	—	(821)
Open market common share repurchases	—	—	(349,280)	—	(4,444)	—	—	—	(4,444)
Stock-based compensation	—	—	—	—	—	5,633	—	—	5,633
December 31, 2024	7,750	$—	49,320,956	$537	$(62,695)	$548,364	$350,277	$(62,646)	$773,837

See Notes to Consolidated Financial Statements

CrossFirst Bankshares, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Operating Activities
Net income	$78,546	$66,669	$61,599
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,758	9,461	5,305
Provision for credit losses	11,112	14,489	11,501
Accretion of discounts on loans	(2,463)	(2,548)	(252)
Accretion of discounts and amortization of premiums on securities	545	2,759	4,288
Stock-based compensation	5,633	5,281	4,417
Foreclosed asset impairment	144	—	—
Loss (gain) on disposal of fixed assets	50	(67)	(77)
Loss (gain) on sale of foreclosed assets and related impairments	—	80	(62)
Gain on sale of loans	(1,468)	(2,684)	(47)
Origination of loans held for sale	(2,111)	(47,643)	—
Proceeds from sale of loans held for sale	2,427	50,997	—
Deferred income taxes	(1,270)	(2,086)	(1,970)
Net increase in bank owned life insurance	(2,003)	(1,709)	(1,602)
Net realized (gains) losses on equity securities	(18)	(132)	181
Net realized (gains) losses on available-for-sale securities	(60)	1,127	(96)
Dividends on FHLB stock	(406)	(842)	(699)
Changes in:
Interest receivable	1,463	(7,092)	(10,970)
Other assets	1,820	5,032	1,814
Other liabilities	765	8,263	7,023
Net cash provided by operating activities	101,464	99,355	80,353
Investing Activities
Net change in loans	(137,964)	(654,056)	(732,041)
Purchases of available-for-sale and equity securities	(102,954)	(220,437)	(116,136)
Proceeds from maturities of available-for-sale securities	60,929	35,593	80,091
Proceeds from sale of available-for-sale and equity securities	20,371	157,885	20,109
Proceeds from the sale of foreclosed assets	20	1,050	237
Advances for cost to complete foreclosed assets	(966)	—	—
Purchase of premises and equipment	(3,607)	(8,954)	(2,569)
Proceeds from the sale of premises and equipment and related insurance claims	145	67	147
Purchase of restricted equity securities	(11,156)	(11,465)	(13,175)
Proceeds from sale of restricted equity securities	11,852	22,791	14,352
Terminated cash flow hedges	43	—	3,290
Net cash activity from acquisitions	—	19,279	125,749
Net cash used in investing activities	(163,287)	(658,247)	(619,946)
Financing Activities
Net increase (decrease) in demand deposits, savings, NOW and money market accounts	122,937	(192,728)	94,529
Net increase in time deposits	100,744	867,140	302,889
Net decrease in fed funds purchased and repurchase agreements	—	(1,050)	—
Net (decrease) increase in federal funds sold	—	(20,000)	20,000
Proceeds from Federal Home Loan Bank advances	—	22,671	50,000
Repayment of Federal Home Loan Bank advances	(1,937)	(88,264)	(154,048)
Net proceeds of lines of credit	—	(79,968)	79,968
Proceeds from issuance of preferred shares, net of issuance cost	—	7,750	—
Issuance of common shares, net of issuance cost	4	3	4
Proceeds from employee stock purchase plan	533	402	364
Repurchase of common stock	(4,500)	—	(35,780)
Acquisition of common stock for tax withholding obligations	(1,358)	(1,142)	(929)
Settlement of warrants	—	(418)	—
Net decrease in employee receivables	—	—	7
Dividends paid on preferred stock	(620)	(413)	—
Net cash provided by financing activities	215,803	513,983	357,004
Increase (decrease) in Cash and Cash Equivalents	153,980	(44,909)	(182,589)
Cash and Cash Equivalents, Beginning of Period	255,229	300,138	482,727
Cash and Cash Equivalents, End of Period	$409,209	$255,229	$300,138
Supplemental Cash Flows Information
Interest paid	$251,376	$197,490	$50,604
Income taxes paid	23,875	21,509	15,499
Repossessed assets in settlement of loans	5,174	—	—

See Notes to Consolidated Financial Statements

CrossFirst Bankshares, Inc.

Notes to Consolidated Financial Statements

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Organization and Nature of Operations

CrossFirst Bankshares, Inc., a Kansas corporation (the “Company”), is a bank holding company whose principal activities are the ownership and management of its wholly owned subsidiary, CrossFirst Bank (the “Bank”). The Bank has three wholly owned subsidiaries: (i) CrossFirst Investments, Inc., which holds investments in marketable securities; (ii) CFBSA I, LLC, which can hold foreclosed non-real estate assets; and (iii) CFBSA II, LLC, which can hold foreclosed real estate assets.

On August 26, 2024, the Company and First Busey Corporation, a Nevada corporation (“Busey”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Busey, with Busey as the surviving corporation in the merger (the “Merger”). The Merger Agreement further provides that at a date and time following the Merger as determined by Busey, the Bank, a Kansas state-chartered bank and a wholly owned subsidiary of the Company, will merge with and into Busey Bank, an Illinois state-chartered bank and a wholly owned subsidiary of Busey, with Busey Bank as the surviving bank. During December 2024, Busey shareholders and the Company’s shareholders each voted to adopt and approve, as applicable, all proposals relating to the merger. During January 2025, all required regulatory approvals for Busey to acquire the Company by merger were obtained. The transaction remains subject to the completion of the remaining customary closing conditions. Subject to satisfying these conditions, the parties currently expect to close the holding company merger on March 1, 2025.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“CrossFirst Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by the Company or Busey, will be converted into the right to receive 0.6675 of a share of common stock, par value $0.001 per share, of Busey. Holders of CrossFirst Common Stock will receive cash in lieu of fractional shares.

At the Effective Time, each share of Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company (“CrossFirst Preferred Stock” or “Series A Preferred Stock”) outstanding immediately prior to the Effective Time will be converted into the right to receive one share of a newly created series of preferred stock of Busey, provided that at the election of Busey, Busey may cause the CrossFirst Preferred Stock to be converted in the Merger at the Effective Time into the right to receive an amount of cash equal to the liquidation preference thereof, plus the amount of any accrued and unpaid dividends thereon through the Effective Time.

The Bank is engaged in providing a full range of banking and financial services to individual and corporate clients primarily through its branches in: (i) Leawood, Kansas; (ii) Wichita, Kansas; (iii) Kansas City, Missouri; (iv) Oklahoma City, Oklahoma; (v) Tulsa, Oklahoma; (vi) Dallas, Texas; (vii) Fort Worth, Texas; (viii) Frisco, Texas; (ix) Phoenix, Arizona; (x) Tucson, Arizona; (xi) Colorado Springs, Colorado; (xii) Denver, Colorado; and (xiii) Clayton, New Mexico. The Bank is subject to regulation by certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States (“GAAP”). The consolidated financial statements include the accounts of the Company, the Bank and its wholly-owned subsidiaries. All significant intercompany accounts and transactions were eliminated in consolidation.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses, valuation of deferred tax assets, valuation of goodwill, stock-based compensation, derivatives, and fair values of financial instruments.

Summary of Significant Accounting Policies

Cash Equivalents - The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2024, cash equivalents consisted primarily of both interest-bearing and non-interest-bearing accounts with other banks. Approximately $350 million of the Company’s cash and cash equivalents were held at the Federal Reserve Bank of Kansas City at December 31, 2024. The Company is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2024 was $0. In addition, the Company is required from time to time to place cash collateral with third parties as part of its back-to-back swap agreements and cash flow hedges. At December 31, 2024, $1.0 million of cash collateral was required. At December 31, 2024, the Company’s cash accounts, excluding funds at the Federal Reserve Bank and funds required as cash collateral, exceeded federally insured limits by $20.7 million.

Securities - Debt securities for which the Company has no immediate plan to sell but which may be sold in the future, are classified as available-for-sale (“AFS”) and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of debt securities are recorded on the trade date and are determined using the specific identification method.

Equity securities are recorded at fair value with unrealized gains and losses included in earnings. Gains and losses on the sale of equity securities are recorded on the trade date and are determined using the specific identification method.

The Company elected a measurement alternative for five private equity investments that did not have a readily determinable fair value and did not qualify for the practical expedient to estimate fair value using the net asset value per share. A cost basis was calculated for the equity investments. The recorded balance will adjust for any impairment or any observable price changes for an identical or similar investment of the same issuer.

For AFS securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the securities’ amortized cost basis is written down to fair value through income. For AFS securities that do not meet the criteria above, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. Management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than amortized cost basis. The Company has elected to exclude accrued interest receivable from investment securities from the credit loss assessment as interest deemed uncollectible is written off through interest income.

Loans - Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for credit losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in process of collection. A credit is considered well secured if it is secured by collateral in the form of liens or pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt (including accrued interest) in full or is secured by the guaranty of a financially responsible party. A debt is in the process of collection if collection of the debt is proceeding in due course either through legal action, including enforcement procedures, or in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status. Past due status is based on contractual terms of the loan. In all cases, loans are placed on non-accrual or charged off at an earlier date, if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until the loans qualify for return to accrual. When payments are received on non-accrual loans, payments are applied to principal unless there is a clear indication that the quality of the loan has improved to the point that it can be placed back on accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Company aggregates the loan portfolio by similar credit risk characteristics. The loan segments are described in additional detail below:

•	Commercial and Industrial - The category includes loans and lines of credit to commercial and industrial clients for use in property, plant, and equipment purchases, business operations, expansions and for working capital needs. Loan terms typically require amortizing payments that decrease the outstanding loan balance while the lines of credit typically require interest-only payments with maturities ranging from one- to three-years. Lines of credit allow the borrower to draw down and repay the line of credit based on the borrower’s cash flow needs. Repayment is primarily from the cash flow of a borrower’s principal business operation. Credit risk is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

•	Energy - The category includes loans to oil and natural gas clients for use in financing working capital needs, exploration and production activities, and acquisitions. The loans are repaid primarily from the conversion of crude oil and natural gas to cash. Credit risk is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations. Energy loans are typically collateralized with the underlying oil and gas reserves.

•	Commercial Real Estate - Owner-Occupied - The category includes relationships where the Company is usually the primary provider of financial services for the company and/or the principals and the primary source of repayment is through the cash flows generated by the borrowers’ business operations. Owner-occupied commercial real estate loans are typically secured by a first lien mortgage on real property plus assignments of all leases related to the properties. Credit risk may be impacted by the creditworthiness of a borrower, property values and the local economies in the borrower’s market areas.

•	Commercial Real Estate – Non-Owner-Occupied - The category includes loans that typically involve larger principal amounts and repayment of these loans is generally dependent on the leasing income generated from tenants. These are viewed primarily as cash flow loans and secondarily as loans secured by real estate.

Additionally, the category includes construction and land development loans that are based upon estimates of costs and estimated value of the completed project. Independent appraisals and a financial analysis of the developers and property owners are completed. Sources of repayment include secondary market permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. These loans are higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions, and the availability of long-term financing.

The category also includes loans that are secured by multifamily properties. Repayment of these loans is primarily dependent on occupancy rates and rental income.

Credit risk for non-owner-occupied commercial real estate loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the borrower’s market areas.

•	Residential Real Estate - The category includes loans that are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. We also offer open- and closed-end home equity loans, which are loans generally secured by second lien positions on residential real estate. Credit risk in these loans can be impacted by economic conditions within or outside the borrower’s market areas that might impact either property values or a borrower’s personal income.

•	Consumer - The category includes personal lines of credit and various term loans such as automobile loans and loans for other personal purposes. Repayment is primarily dependent on the personal income and credit rating of the borrowers. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the borrower’s market area) and the creditworthiness of a borrower.

Risk Ratings - The Company uses a series of grades which reflect its assessment of the credit quality of loans based on an analysis of the borrower's financial condition, liquidity and ability to meet contractual debt service requirements. Risk ratings are established for loans at origination and are monitored on an ongoing basis. The rating assigned to a loan reflects the risks posed by the borrower’s expected performance and the transaction’s structure. Performance metrics used to determine a risk rating include, but are not limited to, cash flow adequacy, liquidity, and collateral. A description of the loan risk ratings follows:

•	Pass - The category includes loans that are considered satisfactory and borrowers that generally maintain good liquidity and financial condition, or the credit is currently protected with sales trends remaining flat or declining. Most ratios compare favorably with industry norms and Company policies. Debt is programmed and timely repayment is expected.

•	Special Mention - The category includes borrowers that generally exhibit adverse trends in operations or an imbalanced position in their balance sheet that has not reached a point where repayment is jeopardized. Credits are currently protected but, if left uncorrected, the potential weaknesses may result in deterioration of the repayment prospects for the credit or in the Company’s credit or lien position at a future date. These credits are not adversely classified and do not expose the Company to enough risk to warrant adverse classification.

•	Substandard - The category includes borrowers that generally exhibit well-defined weakness(es) that jeopardize repayment. Credits are inadequately protected by the current worth and paying capacity of the obligor or of the collateral pledged. A distinct possibility exists that the Company will sustain some loss if deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard assets, does not have to exist in individual assets classified substandard. Substandard loans include both performing and non-performing loans and are broken out in the table below.

•	Doubtful - The category includes borrowers that exhibit weaknesses inherent in a substandard credit and characteristics that these weaknesses make collection or liquidation in full highly questionable or improbable based on existing facts, conditions, and values. Because of reasonably specific pending factors, which may work to the advantage and strengthening of the assets, classification as a loss is deferred until its more exact status may be determined.

•	Loss - Credits that are considered uncollectible or of such little value that their continuance as a bankable asset is not warranted.

Allowance for Credit Losses - The Current Expected Credit Loss (“CECL”) model requires an estimate of expected credit losses, measured over the contractual life of an instrument, that considers forecasts of future economic conditions in addition to information about past events and current conditions.

The Company uses a loss-rate (“cohort”) method to estimate the expected allowance for credit losses (“ACL”) for all loan pools. The cohort method identifies and captures the balance of a pool of loans with similar risk characteristics, as of a particular point in time to form a cohort, then tracks the respective losses generated by that cohort of loans over their remaining lives, or until the loans are “exhausted” (i.e., have reached an acceptable point in time at which a significant majority of all losses are expected to have been recognized). The Company has elected to exclude accrued interest receivable from the ACL process, because a timely write-off policy exists.

The ACL is the sum of three components: (i) asset specific / individual loan reserves; (ii) quantitative (formulaic or pooled) reserves; and (iii) qualitative (judgmental) reserves.

Asset Specific - When unique qualities cause a loan’s exposure to loss to be inconsistent with the pooled reserves, the loan is individually evaluated. Individual reserves are calculated for loans that are risk-rated substandard and on non-accrual and loans that are risk-rated doubtful or loss that are greater than a defined dollar threshold. Reserves on asset specific loans may be based on collateral, for collateral-dependent loans, or on quantitative and qualitative factors, including expected cash flow, market sentiment, and guarantor support.

Quantitative - The Company utilizes the cohort method, which identifies and captures the balance of a pool of loans with similar risk characteristics as of a particular time to form a cohort. The cohort is then tracked for losses over the remaining life of loans or until the pool is exhausted. The Company uses a lookback period of approximately six years to establish the cohort population. By using the historical data timeframe, the Company can establish a historical loss factor for each of its loan segments.

Qualitative – The Company uses qualitative factors to adjust the historical loss factors for current conditions. The Company primarily uses the following qualitative factors:

•	The nature and volume of changes in risk ratings;
•	The volume and severity of past due loans;
•	The volume of non-accrual loans;
•	The nature and volume of the loan portfolio, including the existence, growth, and effect of any concentrations of credit;
•	Changes in the Institute of Supply Management’s Purchasing Manager Indices (“PMI”) for services and manufacturing;
•	Changes in collateral values;
•	Changes in lending policies, procedures, and quality of loan reviews;
•	Changes in lending staff; and
•	Changes in competition, legal and regulatory environments

In addition to the current condition qualitative adjustments, the Company uses the Federal Reserve’s unemployment forecast to adjust the ACL based on forward looking guidance. The Federal Reserve’s unemployment forecast extends three years and is eventually reverted to the mean of six percent by year 10.

Unfunded Loan Commitments

In addition to the ACL for funded loans, the Company maintains reserves to cover the risk of loss associated with off-balance sheet unfunded loan commitments. The allowance for off-balance sheet credit losses is maintained within the other liabilities in the statements of financial condition. Under the CECL framework, adjustments to this liability are recorded as provision for credit losses in the statements of operations. Unfunded loan commitment balances are evaluated by loan class and further segregated by revolving and non-revolving commitments. In order to establish the required level of reserve, the Company applies average historical utilization rates and ACL loan model loss rates for each loan class to the outstanding unfunded commitment balances.

Refer to Note 4: Loans and Allowance for Credit Losses for additional information regarding the policies, procedures, and credit quality indicators used by the Company.

Premises and Equipment - With the exception of premises and equipment acquired through business combinations, which are initially measured and recorded at fair value, depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. The Company generally assigns depreciable lives of 35 to 40 years for buildings and improvements, 5 to 7 years for furniture and fixtures and 3 to 5 years for equipment. The Company reviews premises and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.

Restricted Equity Securities - Restricted equity securities include investments in FHLB Topeka and FHLB Dallas. FHLB Topeka and FHLB Dallas are Federal Home Loan Banks and investment in their stock is required for institutions that are members of the Federal Home Loan System. The required investment in the common stock is based on a predetermined formula.

Bank-Owned Life Insurance - The Company has purchased life insurance policies on certain key employees that are accounted for under the fair value method. Bank-owned life insurance is recorded at the amount that can be realized under the insurance contract at the statement of financial condition date, which is the cash surrender value. Changes in cash surrender value are recorded in earnings in the period in which the changes occur.

Foreclosed Assets Held-for-Sale - Assets acquired through, or in lieu of, loan foreclosure are held-for-sale and are initially recorded at fair value less estimated costs to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in the non-interest expense line Foreclosed assets, net.

Goodwill and intangible assets, net - Goodwill is established and recorded if the consideration given during an acquisition transaction exceeds the fair value of the net assets received. Goodwill has an indefinite useful life and is not amortized, but is evaluated annually for potential impairment, or when events or circumstances indicate that it is more likely than not that the fair value of the reporting unit is less than its carrying amount. A qualitative assessment is performed to determine whether the existence of events or circumstances led to a determination that it was more likely than not the fair value was less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value was less than the carrying value, then goodwill is tested further for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment would be indicated and goodwill written down to its implied fair value.

Intangible assets that have finite useful lives, such as core deposit intangibles and servicing assets, are amortized over their estimated useful lives. The Company’s core deposit intangible assets represent the value of the anticipated future cost savings that will result from the acquired core deposit relationships versus an alternative source of funding. Judgment may be used in assessing goodwill and intangible assets for impairment. Estimates of fair value are based on projections of revenues, operating costs and cash flows of the reporting unit considering historical and anticipated future results, general economic and market conditions, as well as the impact of planned business or operational strategies. The valuations use a combination of present value techniques to measure fair value considering market factors. Additionally, judgment is used in determining the useful lives of finite-lived intangible assets. Adverse changes in the economic environment, operations of the reporting unit, or changes in judgments and projections could result in a significantly different estimate of the fair value of the reporting unit and could result in an impairment of goodwill and/or intangible assets.

Related Party Transactions - The Company extends credit and receives deposits from related parties. In management’s opinion, the loans and deposits were made in the ordinary course of business and made on similar terms as those prevailing at the time with other persons. Related party loans totaled $10 million and $12 million at December 31, 2024 and 2023, respectively. Related party deposits totaled $102 million and $106 million at December 31, 2024 and 2023, respectively. Related parties also own $6 million of the Company’s Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) at December 31, 2024.

Stock-Based Compensation - The Company accounts for all stock-based compensation transactions in accordance with Accounting Standard Codification (“ASC”) 718, Compensation - Stock Compensation, which requires that stock compensation transactions be recognized as compensation expense in the consolidated statements of operations based on their fair values on the measurement date. The Company recognizes forfeitures as they occur. New shares are issued upon exercise of an award. The Company records permanent tax differences through the income tax provision upon vesting, expiration or exercise of a stock-based award. The various stock-based compensation plans are described more fully in Note 17: Stock-Based Compensation.

Transfers of Financial Assets - Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (i) the assets have been isolated from the Company and put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership; (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (iii) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets. Gains on transfers of certain Small Business Administration loans are included in the non-interest income line Gain on sale of loans in the consolidated statements of operations.

Income Taxes - The Company and its subsidiaries file U.S. federal and certain state income tax returns on a consolidated basis. Additionally, the Company and its subsidiaries file separate state income tax returns with various state jurisdictions. The provision for income taxes includes the income tax balances of the Company and all of its subsidiaries.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. The income tax accounting guidance results in two components of income tax expense: (i) current; and (ii) deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability or balance sheet method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term, more likely than not, means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more likely than not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company recognizes interest and penalties on income taxes as a component of other non-interest expense.

Earnings Per Common Share - Basic earnings per common share represent net income available to common stockholders divided by the weighted average number of common shares outstanding during each period. Diluted earnings per common share reflect additional potential shares that would have been outstanding if dilutive potential common stock had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common stock that may be issued by the Company is determined using the treasury stock method.

Derivative Financial Instruments - The Company records all derivatives on the statement of financial condition at fair value in accordance with ASC 815, Derivatives and Hedging. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge.

In accordance with the Financial Accounting Standards Board’s (“FASB”) fair value measurement guidance in ASU 2011-04, the Company made an accounting policy election to measure the credit risk of its derivative financial instruments that are subject to master netting agreements on a net basis by counterparty portfolio.

Acquisition Activities - The Company accounts for business combinations under the acquisition method of accounting. Assets acquired and liabilities assumed are measured and recorded at fair value at the date of acquisition, including identifiable intangible assets. If the fair value of net assets acquired exceeds the fair value of consideration paid, a bargain purchase gain is recognized at the date of acquisition. Conversely, if the consideration paid exceeds the fair value of the net assets acquired, goodwill is recognized at the acquisition date. Fair values are subject to refinement for up to a maximum of one year after the closing date of an acquisition as information relative to closing date fair values becomes available. Adjustments recorded to the acquired assets and liabilities assumed are applied prospectively in accordance with ASC Topic 805. The determination of the fair value of loans acquired takes into account credit quality deterioration and probability of loss; therefore, the related ACL is not carried forward at the time of acquisition. Identifiable intangible assets are recognized separately if they arise from contractual or other legal rights or if they are separable (i.e., capable of being sold, transferred, licensed, rented, or exchanged separately from the entity). Deposit liabilities and the related depositor relationship intangible assets, known as the core deposit intangible assets, may be exchanged in observable exchange transactions. As a result, the core deposit intangible asset is considered identifiable, because the separability criterion has been met.

Treasury Stock - When the Company acquires treasury stock, the sum of the consideration paid and direct transaction costs after tax is recognized as a deduction from equity. The cost basis for the reissuance of treasury stock is determined using a first-in, first-out basis. To the extent that the reissuance price is more than the cost basis (gain), the excess is recorded as an increase to additional paid-in capital in the consolidated statements of financial condition. If the reissuance price is less than the cost basis (loss), the difference is recorded to additional paid-in capital to the extent there is a cumulative treasury stock paid-in capital balance. Any loss in excess of the cumulative treasury stock paid-in capital balance is charged to retained earnings.

Operating Segments - The Company operates as one commercial bank entity delivering banking products and services to clients. The Company’s chief operating decision maker (“CODM”), the Company’s executive leadership team, manages operations on a company-wide basis, including allocation of resources and financial performance, which constitutes its only operating segment. Refer to Note 22: Segment Reporting for additional information regarding the Company’s reporting segment.

Recent Accounting Pronouncements

Accounting pronouncements not yet adopted by the Company

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures which requires updates to rate reconciliation disclosures and information on income taxes paid on an annual basis. This ASU is effective on a prospective basis with retrospective application permitted for annual periods beginning after December 15, 2024. The Company is evaluating the impact the adoption of this ASU will have on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses which requires disclosure of specified information about certain costs and expenses in the notes to financial statements. This ASU is effective on a prospective basis with retrospective application permitted for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is evaluating the impact the adoption of this ASU will have on its consolidated financial statements and related disclosures.

Accounting pronouncements adopted in the current year by the Company

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures which requires enhanced disclosures on both an annual and interim basis about significant segment expenses, including for companies with only one reportable segment. This ASU is effective on a retrospective basis for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted the provisions of this guidance as of December 31, 2024. The adoption of this ASU did not have any impact on the Company’s consolidated financial statements. The disclosures required by this ASU are included in Note 22: Segment Reporting.

Note 2: Acquisition Activities

On August 1, 2023, the Company completed its acquisition of Canyon Bancorporation, Inc. and Canyon Community Bank, N.A. (collectively, “Canyon”) whereby Canyon Bancorporation, Inc. was ultimately merged with and into the Company and Canyon Community Bank, N.A. was merged with and into the Bank (collectively, the “Tucson acquisition”). Pursuant to the merger agreement executed in April 2023, the Company paid approximately $9.1 million of cash consideration and issued 597,645 shares of Company common stock, and the Company and the Bank assumed all of the assets and liabilities of the Canyon entities with which they merged by operation of law. The acquisition added one full-service branch within Arizona to the Company’s footprint thereby deepening its Arizona franchise as well as adding liquidity and talent.

Tucson acquisition-related costs totaled $3.6 million for the year ended December 31, 2023, including a Day 1 CECL provision expense of $0.9 million. Acquisition-related costs were included in the Company’s consolidated statements of operations. The results of the acquisition are included in the results of the Company subsequent to the acquisition date and reported in this annual report on Form 10-K.

The Company determined that the Tucson acquisition constituted a business combination as defined in ASC Topic 805, Business Combinations. Accordingly, as of the date of the acquisition, the Company recorded the assets acquired and liabilities assumed at fair value. The Company determined fair values in accordance with the guidance provided in ASC Topic 820, Fair Value Measurements and Disclosures. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Actual results could differ materially. The Company made the determination of fair values using the best information available at the time. The impact of the Tucson acquisition is immaterial to the consolidated results of operations of the Company, therefore no pro-forma information is provided.

The table below summarizes net assets acquired (at fair value) and consideration transferred in connection with the Tucson acquisition:

Tucson
August 01, 2023
(Dollars in thousands)
Assets:
Cash and cash equivalents	$28,366
Available-for-sale securities	38,084
Loans, net of unearned fees	105,668
Premises and equipment	1,335
Restricted equity securities	1,810
Interest receivable	695
Core deposit intangible	4,459
Other	1,277
Total assets acquired	181,694

Liabilities:
Total deposits	165,399
Other borrowings	1,050
Interest payable and other liabilities	500
Total liabilities assumed	166,949

Identifiable net assets acquired	$14,745

Consideration:
Cash	9,087
Stock	6,957
Total consideration	16,044

Goodwill	$1,299

In connection with the Tucson acquisition, the Company recorded $1.3 million of goodwill, which is not deductible for tax purposes. The amount of goodwill recorded reflects the expanded market presence, synergies and operational efficiencies that are expected to result from the acquisition. The following is a description of the methods used to determine the fair values of significant assets and liabilities presented above:

Cash and cash equivalents—The carrying amount of these assets was deemed a reasonable estimate of fair value based on the short-term nature of these assets.

Loans, net—The fair value of loans was based on a discounted cash flow methodology. Inputs and assumptions used in the fair value estimate of the loan portfolio, includes interest rate, servicing, credit and liquidity risk, and required equity return. The fair value of loans was calculated using a discounted cash flow analysis based on the remaining maturity and repricing terms. Cash flows were adjusted by estimating future credit losses and the rate of prepayments. Projected monthly cash flows were then discounted to present value using a risk-adjusted market rate for similar loans.

Core deposit intangibles—The Company identified client relationships, in the form of core deposit intangibles, as an identified intangible asset. Core deposit intangibles derive value from the expected future benefits or earnings capacity attributable to the acquired core deposits. The core deposit intangible was valued by identifying the expected future benefits of the core deposits and discounting those benefits back to present value. The core deposit intangible will be amortized over its estimated useful life of approximately 10 years using the sum of the years digits accelerated method.

Deposits - By definition, the fair value of demand and saving deposits equals the amount payable. For time deposits acquired, the Company utilized an income approach, discounting the contractual cash flows on the instruments over their remaining contractual lives at prevailing market rates.

FHLB Advances - FHLB advances are recorded at their fair value as estimated by discounting the contractual future cash flows using FHLB rates offered on similar maturities as of the acquisition date.

Accounting for acquired loans - Loans acquired are recorded at fair value with no carryover of the related allowance for credit losses. Purchased-credit deteriorated loans (“PCD”) are loans that have experienced more than insignificant credit deterioration since origination and are recorded at the purchase price. Management determined that any loans which were past due, adversely risk rated, on non-accrual or considered a troubled debt restructured loan were PCD loans. The allowance for credit losses is determined on a collective basis and is allocated to the individual loans. The sum of the loan’s purchase price and the allowance for credit losses becomes its initial amortized cost basis. The difference between the initial amortized cost basis and the par value of the loan is a noncredit discount or premium, which is amortized into interest income over the life of the loan.

Non-PCD loans have not experienced a more than insignificant deterioration in credit quality since origination. The difference between the fair value and outstanding balance of the non-PCD loans is recognized as an adjustment to interest income over the lives of the loan.

A Day 1 CECL allowance for credit losses on the non-PCD loans was recorded through provision for credit loss expense within the consolidated statements of operations. At the date of acquisition, of the $105.7 million of loans acquired from Canyon, $26.0 million, or 25% of Canyon’s loan portfolio, were accounted for as PCD loans. $24.1 million of these PCD loans had United States Department of Agriculture guarantees on a portion of their balances.

The following table provides a summary of PCD loans purchased as part of the Tucson acquisition as of the acquisition date:

Tucson
8/1/2023
(Dollars in thousands)
Unpaid principal balance	$28,159
PCD allowance for credit loss at acquisition	(329)
(Discount) premium on acquired loans	(1,809)
Purchase price of PCD loans	$26,021

Note 3: Securities

Available-for-Sale Securities

AFS securities are summarized as follows as of the dates indicated:

	December 31, 2024
		Gross	Gross
		Unrealized	Unrealized	Approximate
	Amortized Cost	Gains	Losses	Fair Value

	(Dollars in thousands)
Mortgage-backed - GSE residential	$231,340	$385	$23,913	$207,812
Collateralized mortgage obligations - GSE residential	118,481	541	2,291	116,731
State and political subdivisions	370,342	92	49,360	321,074
Small Business Administration loan pools	119,005	101	3,828	115,278
Corporate bonds	9,581	—	628	8,953
Total available-for-sale securities	$848,749	$1,119	$80,020	$769,848

	December 31, 2023
		Gross	Gross
		Unrealized	Unrealized	Approximate
	Amortized Cost	Gains	Losses	Fair Value

	(Dollars in thousands)
Federal agency obligations	$9,988	$84	$—	$10,072
U.S. Treasury securities	4,965	3	—	4,968
Mortgage-backed - GSE residential	233,203	629	21,370	212,462
Collateralized mortgage obligations - GSE residential	50,125	493	674	49,944
State and political subdivisions	396,349	497	40,949	355,897
Small Business Administration loan pools	125,017	722	961	124,778
Corporate bonds	9,740	—	1,208	8,532
Total available-for-sale securities	$829,387	$2,428	$65,162	$766,653

The carrying value of securities pledged as collateral was $40 million at both December 31, 2024 and 2023.

As of December 31, 2024 and 2023, the AFS securities had $6 million and $7 million, respectively, of accrued interest, excluded from the amortized cost basis, and presented in “interest receivable” on the consolidated statements of financial condition.

The following table summarizes the gross realized gains and losses from sales or maturities of AFS securities as of the dates shown:

	For the Year Ended December 31, 2024
	Gross Realized Gains	Gross Realized Losses	Net Realized Gain

	(Dollars in thousands)
Available-for-sale securities	$164	$(104)	$60

	For the Year Ended December 31, 2023
	Gross Realized Gains	Gross Realized Losses	Net Realized Loss

	(Dollars in thousands)
Available-for-sale securities	$462	$(1,589)	$(1,127)

The following tables summarize AFS securities with gross unrealized losses, as of the dates shown, along with the length of time in an unrealized loss position:

	December 31, 2024
	Less than 12 Months			12 Months or More			Total
	Fair	Unrealized	Number of	Fair	Unrealized	Number of	Fair	Unrealized	Number of
	Value	Losses	Securities	Value	Losses	Securities	Value	Losses	Securities

	(Dollars in thousands)
Available-for-Sale Securities
Mortgage-backed - GSE residential	$38,186	513	14	$121,014	23,400	51	$159,200	$23,913	65
Collateralized mortgage obligations - GSE residential	65,735	1,630	15	14,765	661	18	80,500	2,291	33
State and political subdivisions	17,890	259	13	297,867	49,101	200	315,757	49,360	213
Small Business Administration loan pools	105,606	3,827	14	66	1	4	105,672	3,828	18
Corporate bonds	—	—	—	8,952	628	4	8,952	628	4
Total temporarily impaired AFS securities	$227,417	$6,229	56	$442,664	$73,791	277	$670,081	$80,020	333

	December 31, 2023
	Less than 12 Months			12 Months or More			Total
	Fair	Unrealized	Number of	Fair	Unrealized	Number of	Fair	Unrealized	Number of
	Value	Losses	Securities	Value	Losses	Securities	Value	Losses	Securities

	(Dollars in thousands)
Available-for-Sale Securities
Federal agency obligations	$—	$—	—	$—	$—	—	$—	$—	—
U.S. Treasury securities	—	—	—	—	—	—	—	—	—
Mortgage-backed - GSE residential	21,523	56	5	137,626	21,314	52	159,149	21,370	57
Collateralized mortgage obligations - GSE residential	17,707	135	4	8,469	539	17	26,176	674	21
State and political subdivisions	33,577	207	20	287,128	40,742	190	320,705	40,949	210
Small Business Administration loan pools	76,380	959	11	91	2	4	76,471	961	15
Corporate bonds	—	—	—	8,532	1,208	5	8,532	1,208	5
Total temporarily impaired AFS securities	$149,187	$1,357	40	$441,846	$63,805	268	$591,033	$65,162	308

Management evaluated all of the AFS securities in an unrealized loss position at December 31, 2024. The unrealized losses in the Company’s investment portfolio were caused by interest rate changes. The Company does not intend to sell the investments, and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost basis. The Company did not record any credit losses on AFS securities in 2024, 2023 or 2022.

The amortized cost, fair value, and weighted average yield of AFS securities by contractual maturity, are shown below:

	December 31, 2024
	Within	After One to	After Five to	After
	One Year	Five Years	Ten Years	Ten Years	Total

	(Dollars in thousands)
Available-for-sale securities
Mortgage-backed - GSE residential(1)
Amortized cost	$—	$—	$738	$230,602	$231,340
Estimated fair value	$—	$—	$680	$207,132	$207,812
Weighted average yield(2)	—%	—%	2.23%	3.27%	3.27%
Collateralized mortgage obligations - GSE residential(1)
Amortized cost	$—	$1,880	$17,562	$99,039	$118,481
Estimated fair value	$—	$1,818	$17,447	$97,466	$116,731
Weighted average yield(2)	—%	2.81%	5.34%	5.38%	5.33%
State and political subdivisions(1)
Amortized cost	$391	$5,664	$64,868	$299,419	$370,342
Estimated fair value	$399	$5,624	$63,504	$251,547	$321,074
Weighted average yield(2)	4.43%	3.81%	2.86%	2.45%	2.55%
Small Business Administration loan pools(1)
Amortized cost	$3	$65	$—	$118,937	$119,005
Estimated fair value	$3	$63	$—	$115,212	$115,278
Weighted average yield(2)	5.01%	4.14%	—%	4.85%	4.85%
Corporate bonds(1)
Amortized cost	$—	$88	$9,493	$—	$9,581
Estimated fair value	$—	$83	$8,870	$—	$8,953
Weighted average yield(2)	—%	5.07%	5.71%	—%	5.70%
Total available-for-sale securities
Amortized cost	$394	$7,697	$92,661	$747,997	$848,749
Estimated fair value	$402	$7,588	$90,501	$671,357	$769,848
Weighted average yield(2)	4.44%	3.59%	3.61%	3.47%	3.49%

(1)	Actual maturities may differ from contractual maturities because issuers may have the rights to call or prepay obligations with or without prepayment penalties.
(2)	Yields are calculated based on amortized cost using a 30/360 day basis. Tax-exempt securities are not tax effected.

	December 31, 2023
	Within	After One to	After Five to	After
	One Year	Five Years	Ten Years	Ten Years	Total

	(Dollars in thousands)
Available-for-sale securities
Federal agency obligations(1)
Amortized cost	$—	$—	$—	$9,988	$9,988
Estimated fair value	$—	$—	$—	$10,072	$10,072
Weighted average yield(2)	—%	—%	—%	6.41%	6.41%
U.S. Treasury securities
Amortized cost	$4,965	$—	$—	$—	$4,965
Estimated fair value	$4,968	$—	$—	$—	$4,968
Weighted average yield(2)	5.56%	—%	—%	—%	5.56%
Mortgage-backed - GSE residential(1)
Amortized cost	$—	$—	$889	$232,314	$233,203
Estimated fair value	$—	$—	$821	$211,641	$212,462
Weighted average yield(2)	—%	—%	2.24%	3.16%	3.15%
Collateralized mortgage obligations - GSE residential(1)
Amortized cost	$—	$2,237	$—	$47,888	$50,125
Estimated fair value	$—	$2,153	$—	$47,791	$49,944
Weighted average yield(2)	—%	2.78%	—%	5.23%	5.12%
State and political subdivisions(1)
Amortized cost	$520	$3,727	$55,956	$336,146	$396,349
Estimated fair value	$529	$3,726	$55,446	$296,196	$355,897
Weighted average yield(2)	4.22%	4.31%	2.85%	2.54%	2.61%
Small Business Administration loan pools(1)
Amortized cost	$—	$9	$84	$124,924	$125,017
Estimated fair value	$—	$10	$81	$124,687	$124,778
Weighted average yield(2)	—%	4.90%	4.10%	4.87%	4.87%
Corporate bonds(1)
Amortized cost	$—	$143	$9,597	$—	$9,740
Estimated fair value	$—	$140	$8,392	$—	$8,532
Weighted average yield(2)	—%	4.15%	5.70%	—%	5.68%
Total available-for-sale securities
Amortized cost	$5,485	$6,116	$66,526	$751,260	$829,387
Estimated fair value	$5,497	$6,029	$64,740	$690,387	$766,653
Weighted average yield(2)	5.43%	3.75%	3.25%	3.34%	3.35%

(1)	Actual maturities may differ from contractual maturities because issuers may have the rights to call or prepay obligations with or without prepayment penalties.
(2)	Yields are calculated based on amortized cost using a 30/360 day basis. Tax-exempt securities are not tax effected.

Equity Securities

Equity securities consist of $7.5 million of private equity investments. Equity securities are included in other assets on the consolidated statements of financial condition. No impairment was recorded on these investments during the years ended December 31, 2024, 2023 or 2022.

The following is a summary of the recorded fair value and the unrealized and realized gains and losses recognized in net income on equity securities:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Net gains (losses) recognized during the reporting period on equity securities	$21	$132	$(181)
Less: net gains (losses) recognized during the period on equity securities sold during the period	18	93	(181)
Unrealized gain recognized during the reporting period on equity securities still held at the reporting date	$3	$39	$—

Note 4:   Loans and Allowance for Credit Losses

The table below shows the loan portfolio composition including carrying value by segment as of the dates shown. The carrying value of loans is net of discounts, fees, costs and fair value marks of $23 million and $25 million as of December 31, 2024 and 2023, respectively.

	As of December 31,
	2024		2023
	Amount	% of Loans	Amount	% of Loans

	(Dollars in thousands)
Commercial and industrial	$2,164,478	34%	$2,160,212	35%
Energy	319,207	5	214,218	3
Commercial real estate - owner-occupied	551,518	9	566,253	9
Commercial real estate - non-owner-occupied	2,722,885	44	2,685,534	44
Residential real estate	479,301	8	464,095	8
Consumer	20,874	—	37,378	1
Loans, net of unearned fees	6,258,263	100%	6,127,690	100%
Less: Allowance for credit losses on loans	(78,962)		(73,462)
Loans, net of the allowance for credit losses on loans	$6,179,301		$6,054,228

Accrued interest of $29 million and $30 million at December 31, 2024 and 2023, respectively, presented in “interest receivable” on the consolidated statements of financial condition is excluded from the amortized cost basis disclosed in the above table.

The Company aggregates the loan portfolio by similar credit risk characteristics. Additionally, the Company uses a series of grades which reflect its assessment of the credit quality of loans based on an analysis of the borrower's financial condition, liquidity and ability to meet contractual debt service requirements. The loan segments and loan risk ratings are described within Note 1: Nature of Operations and Summary of Significant Accounting Policies.

The following tables present the credit risk profile of the Company’s loan portfolio based on an internal rating category and loan segments:

	As of December 31, 2024
	Amortized Cost Basis by Origination Year and Internal Risk Rating						Amortized Cost Basis
	2024	2023	2022	2021	2020	2019 and Prior	Revolving Loans	Revolving Loans Converted to Term Loans	Total

	(Dollars in thousands)
Commercial and industrial
Pass	$394,171	$198,324	$172,058	$112,924	$29,519	$7,080	$1,021,762	$72,899	$2,008,737
Special mention	873	11,099	12,281	14,416	—	11	41,026	1,357	81,063
Substandard - accrual	7,799	11,738	50	4,902	137	1,635	16,310	4,951	47,522
Substandard - non-accrual	—	880	647	262	—	448	9,205	11,594	23,036
Doubtful	—	—	—	—	—	—	2,265	1,855	4,120
Loss	—	—	—	—	—	—	—	—	—
Total	$402,843	$222,041	$185,036	$132,504	$29,656	$9,174	$1,090,568	$92,656	$2,164,478
Energy
Pass	$7,704	$—	$—	$—	$—	$—	$310,707	$796	$319,207
Special mention	—	—	—	—	—	—	—	—	—
Substandard - accrual	—	—	—	—	—	—	—	—	—
Substandard - non-accrual	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$7,704	$-	$-	$-	$-	$-	$310,707	$796	$319,207
Commercial real estate - owner-occupied
Pass	$65,381	$57,564	$94,467	$98,647	$56,942	$58,984	$47,563	$41,286	$520,834
Special mention	1,437	548	5,178	9,567	1,703	2,593	—	555	21,581
Substandard - accrual	36	3,802	1,432	—	1,610	—	—	2,223	9,103
Substandard - non-accrual	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$66,854	$61,914	$101,077	$108,214	$60,255	$61,577	$47,563	$44,064	$551,518
Commercial real estate - non-owner-occupied
Pass	$365,512	$261,684	$638,573	$182,674	$100,788	$72,557	$857,811	$170,118	$2,649,717
Special mention	19,310	—	19,453	12,909	—	180	21,025	—	72,877
Substandard - accrual	—	—	—	—	—	291	—	—	291
Substandard - non-accrual	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$384,822	$261,684	$658,026	$195,583	$100,788	$73,028	$878,836	$170,118	$2,722,885
Residential real estate
Pass	$34,547	$45,603	$91,651	$71,830	$95,274	$87,320	$39,970	$—	$466,195
Special mention	—	4,122	472	1,609	—	—	—	—	6,203
Substandard - accrual	—	—	—	1,363	24	1,773	3,485	—	6,645
Substandard - non-accrual	92	—	—	—	—	—	—	166	258
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$34,639	$49,725	$92,123	$74,802	$95,298	$89,093	$43,455	$166	$479,301
Consumer
Pass	$2,422	$3,283	$3,483	$187	$22	$48	$11,196	$—	$20,641
Special mention	—	—	—	—	—	—	150	—	150
Substandard - accrual	—	—	—	19	14	—	50	—	83
Substandard - non-accrual	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$2,422	$3,283	$3,483	$206	$36	$48	$11,396	$-	$20,874
Total
Pass	$869,737	$566,458	$1,000,232	$466,262	$282,545	$225,989	$2,289,009	$285,099	$5,985,331
Special mention	21,620	15,769	37,384	38,501	1,703	2,784	62,201	1,912	181,874
Substandard - accrual	7,835	15,540	1,482	6,284	1,785	3,699	19,845	7,174	63,644
Substandard - non-accrual	92	880	647	262	—	448	9,205	11,760	23,294
Doubtful	—	—	—	—	—	—	2,265	1,855	4,120
Loss	—	—	—	—	—	—	—	—	—
Total	$899,284	$598,647	$1,039,745	$511,309	$286,033	$232,920	$2,382,525	$307,800	$6,258,263

	As of December 31, 2023
	Amortized Cost Basis by Origination Year and Internal Risk Rating						Amortized Cost Basis
	2023	2022	2021	2020	2019	2018 and Prior	Revolving Loans	Revolving Loans Converted to Term Loans	Total

	(Dollars in thousands)
Commercial and industrial
Pass	$379,360	$258,182	$193,302	$54,901	$38,762	$18,801	$1,061,365	$53,015	$2,057,688
Special mention	2,442	925	6,000	2,674	1,460	26	9,748	3,175	26,450
Substandard - accrual	12,655	1,877	5,101	238	598	815	28,652	16,831	66,767
Substandard - non-accrual	—	—	266	24	—	—	6,848	178	7,316
Doubtful	—	—	—	—	—	—	1,991	—	1,991
Loss	—	—	—	—	—	—	—	—	—
Total	$394,457	$260,984	$204,669	$57,837	$40,820	$19,642	$1,108,604	$73,199	$2,160,212
Energy
Pass	$4,581	$6,868	$—	$156	$—	$—	$202,218	$107	$213,930
Special mention	—	—	—	—	—	—	—	—	—
Substandard - accrual	—	—	—	—	—	—	—	—	—
Substandard - non-accrual	—	—	—	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—	288	—	288
Loss	—	—	—	—	—	—	—	—	—
Total	$4,581	$6,868	$—	$156	$—	$—	$202,506	$107	$214,218
Commercial real estate - owner-occupied
Pass	$56,236	$92,148	$119,684	$62,072	$49,992	$32,936	$76,782	$36,263	$526,113
Special mention	10,095	6,798	8,522	1,747	793	2,448	—	576	30,979
Substandard - accrual	2,977	—	—	1,635	770	2,047	—	1,528	8,957
Substandard - non-accrual	—	—	204	—	—	—	—	—	204
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$69,308	$98,946	$128,410	$65,454	$51,555	$37,431	$76,782	$38,367	$566,253
Commercial real estate - non-owner-occupied
Pass	$477,238	$842,755	$242,405	$161,845	$65,540	$50,062	$626,998	$145,621	$2,612,464
Special mention	—	18,939	7,331	—	17,208	4,052	—	—	47,530
Substandard - accrual	10,341	—	2,396	3,626	—	298	—	439	17,100
Substandard - non-accrual	—	713	6,029	1,698	—	—	—	—	8,440
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$487,579	$862,407	$258,161	$167,169	$82,748	$54,412	$626,998	$146,060	$2,685,534
Residential real estate
Pass	$37,676	$86,919	$82,390	$110,853	$36,589	$62,288	$37,619	$—	$454,334
Special mention	—	813	3,519	176	—	—	—	—	4,508
Substandard - accrual	253	—	1,317	3,125	203	—	176	—	5,074
Substandard - non-accrual	—	—	—	—	—	—	—	179	179
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$37,929	$87,732	$87,226	$114,154	$36,792	$62,288	$37,795	$179	$464,095
Consumer
Pass	$11,591	$6,004	$462	$54	$221	$25	$18,960	$—	$37,317
Special mention	—	—	—	—	—	5	—	—	5
Substandard - accrual	—	—	—	23	—	—	—	—	23
Substandard - non-accrual	—	33	—	—	—	—	—	—	33
Doubtful	—	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—	—
Total	$11,591	$6,037	$462	$77	$221	$30	$18,960	$—	$37,378
Total
Pass	$966,682	$1,292,876	$638,243	$389,881	$191,104	$164,112	$2,023,942	$235,006	$5,901,846
Special mention	12,537	27,475	25,372	4,597	19,461	6,531	9,748	3,751	109,472
Substandard - accrual	26,226	1,877	8,814	8,647	1,571	3,160	28,828	18,798	97,921
Substandard - non-accrual	—	746	6,499	1,722	—	—	6,848	357	16,172
Doubtful	—	—	—	—	—	—	2,279	—	2,279
Loss	—	—	—	—	—	—	—	—	—
Total	$1,005,445	$1,322,974	$678,928	$404,847	$212,136	$173,803	$2,071,645	$257,912	$6,127,690

The following tables present the Company’s loan portfolio aging analysis as of December 31, 2024 and 2023:

	As of December 31, 2024
	Amortized Cost Basis by Origination Year and Past Due Status						Amortized Cost Basis
								Revolving loans
						2019 and		converted to
	2024	2023	2022	2021	2020	Prior	Revolving loans	term loans	Total

	(Dollars in thousands)
Commercial and industrial
30-59 days	$173	$73	$138	$43	$-	$-	$3,350	$359	$4,136
60-89 days	-	-	42	55	-	-	5,260	-	5,357
Greater than 90 days	-	861	400	262	-	448	6,938	1,855	10,764
Total past due	173	934	580	360	-	448	15,548	2,214	20,257
Current	402,670	221,107	184,456	132,144	29,656	8,726	1,075,020	90,442	2,144,221
Total	$402,843	$222,041	$185,036	$132,504	$29,656	$9,174	$1,090,568	$92,656	$2,164,478
Greater than 90 days and accruing	$-	$-	$-	$-	$-	$-	$150	$-	$150
Energy
30-59 days	$-	$-	$-	$-	$-	$-	$-	$-	$-
60-89 days	-	-	-	-	-	-	-	-	-
Greater than 90 days	-	-	-	-	-	-	-	-	-
Total past due	-	-	-	-	-	-	-	-	-
Current	7,704	-	-	-	-	-	310,707	796	319,207
Total	$7,704	$-	$-	$-	$-	$-	$310,707	$796	$319,207
Greater than 90 days and accruing	$-	$-	$-	$-	$-	$-	$-	$-	$-
Commercial real estate - owner-occupied
30-59 days	$-	$-	$34	$-	$-	$-	$-	$-	$34
60-89 days	-	2,977	-	-	-	-	-	1,528	4,505
Greater than 90 days	-	-	-	-	-	-	-	-	-
Total past due	-	2,977	34	-	-	-	-	1,528	4,539
Current	66,854	58,937	101,043	108,214	60,255	61,577	47,563	42,536	546,979
Total	$66,854	$61,914	$101,077	$108,214	$60,255	$61,577	$47,563	$44,064	$551,518
Greater than 90 days and accruing	$-	$-	$-	$-	$-	$-	$-	$-	$-
Commercial real estate - non-owner-occupied
30-59 days	$-	$-	$-	$-	$-	$-	$-	$-	$-
60-89 days	-	-	-	-	-	-	-	-	-
Greater than 90 days	77	-	-	-	-	-	-	-	77
Total past due	77	-	-	-	-	-	-	-	77
Current	384,745	261,684	658,026	195,583	100,788	73,028	878,836	170,118	2,722,808
Total	$384,822	$261,684	$658,026	$195,583	$100,788	$73,028	$878,836	$170,118	$2,722,885
Greater than 90 days and accruing	$77	$-	$-	$-	$-	$-	$-	$-	$77
Residential real estate
30-59 days	$139	$-	$32	$-	$-	$-	$176	$-	$347
60-89 days	-	-	43	-	-	15	-	-	58
Greater than 90 days	92	-	-	1,363	24	1,773	3,380	-	6,632
Total past due	231	-	75	1,363	24	1,788	3,556	-	7,037
Current	34,408	49,725	92,048	73,439	95,274	87,305	39,899	166	472,264
Total	$34,639	$49,725	$92,123	$74,802	$95,298	$89,093	$43,455	$166	$479,301
Greater than 90 days and accruing	$-	$-	$-	$1,363	$24	$1,773	$3,380	$-	$6,540
Consumer
30-59 days	$-	$-	$8	$-	$-	$-	$54	$-	$62
60-89 days	-	-	2,216	19	-	-	-	-	2,235
Greater than 90 days	-	-	-	-	-	-	50	-	50
Total past due	-	-	2,224	19	-	-	104	-	2,347
Current	2,422	3,283	1,259	187	36	48	11,292	-	18,527
Total	$2,422	$3,283	$3,483	$206	$36	$48	$11,396	$-	$20,874
Greater than 90 days and accruing	$-	$-	$-	$-	$-	$-	$50	$-	$50
Total
30-59 days	$312	$73	$212	$43	$-	$-	$3,580	$359	$4,579
60-89 days	-	2,977	2,301	74	-	15	5,260	1,528	12,155
Greater than 90 days	169	861	400	1,625	24	2,221	10,368	1,855	17,523
Total past due	481	3,911	2,913	1,742	24	2,236	19,208	3,742	34,257
Current	898,803	594,736	1,036,832	509,567	286,009	230,684	2,363,317	304,058	6,224,006
Total	$899,284	$598,647	$1,039,745	$511,309	$286,033	$232,920	$2,382,525	$307,800	$6,258,263
Greater than 90 days and accruing	$77	$-	$-	$1,363	$24	$1,773	$3,580	$-	$6,817

	As of December 31, 2023
	Amortized Cost Basis by Origination Year and Past Due Status						Amortized Cost Basis
								Revolving loans
						2018 and	Revolving	converted to
	2023	2022	2021	2020	2019	Prior	loans	term loans	Total

	(Dollars in thousands)
Commercial and industrial
30-59 days	$250	$178	$—	$81	$—	$136	$158	$151	$954
60-89 days	—	—	—	—	—	—	—	—	—
Greater than 90 days	30	28	347	24	199	—	10,800	2,376	13,804
Total past due	280	206	347	105	199	136	10,958	2,527	14,758
Current	394,177	260,778	204,322	57,732	40,621	19,506	1,097,646	70,672	2,145,454
Total	$394,457	$260,984	$204,669	$57,837	$40,820	$19,642	$1,108,604	$73,199	$2,160,212
Greater than 90 days and accruing	$30	$28	$81	$—	$199	$—	$2,000	$2,199	$4,537
Energy
30-59 days	$—	$—	$—	$—	$—	$—	$30	$—	$30
60-89 days	—	—	—	—	—	—	—	—	—
Greater than 90 days	—	—	—	—	—	—	288	—	288
Total past due	—	—	—	—	—	—	318	—	318
Current	4,581	6,868	—	156	—	—	202,188	107	213,900
Total	$4,581	$6,868	$—	$156	$—	$—	$202,506	$107	$214,218
Greater than 90 days and accruing	$—	$—	$—	$—	$—	$—	$—	$—	$—
Commercial real estate - owner-occupied
30-59 days	$—	$—	$—	$371	$—	$71	$—	$—	$442
60-89 days	—	—	—	—	—	—	—	—	—
Greater than 90 days	—	—	204	—	—	—	—	—	204
Total past due	—	—	204	371	—	71	—	—	646
Current	69,308	98,946	128,206	65,083	51,555	37,360	76,782	38,367	565,607
Total	$69,308	$98,946	$128,410	$65,454	$51,555	$37,431	$76,782	$38,367	$566,253
Greater than 90 days and accruing	$—	$—	$—	$—	$—	$—	$—	$—	$—
Commercial real estate - non-owner-occupied
30-59 days	$—	$—	$—	$—	$—	$—	$—	$—	$—
60-89 days	—	—	—	—	—	—	—	—	—
Greater than 90 days	—	713	6,029	1,698	—	307	—	—	8,747
Total past due	—	713	6,029	1,698	—	307	—	—	8,747
Current	487,579	861,694	252,132	165,471	82,748	54,105	626,998	146,060	2,676,787
Total	$487,579	$862,407	$258,161	$167,169	$82,748	$54,412	$626,998	$146,060	$2,685,534
Greater than 90 days and accruing	$—	$—	$—	$—	$—	$307	$—	$—	$307
Residential real estate
30-59 days	$—	$6	$—	$137	$—	$—	$—	$—	$143
60-89 days	—	—	—	—	—	—	—	—	—
Greater than 90 days	—	—	1,317	—	—	—	176	—	1,493
Total past due	—	6	1,317	137	—	—	176	—	1,636
Current	37,929	87,726	85,909	114,017	36,792	62,288	37,619	179	462,459
Total	$37,929	$87,732	$87,226	$114,154	$36,792	$62,288	$37,795	$179	$464,095
Greater than 90 days and accruing	$—	$—	$1,317	$—	$—	$—	$176	$—	$1,493
Consumer
30-59 days	$—	$219	$40	$—	$—	$—	$200	$—	$459
60-89 days	—	—	—	—	—	—	—	—	—
Greater than 90 days	—	35	—	—	—	—	—	—	35
Total past due	—	254	40	—	—	—	200	—	494
Current	11,591	5,783	422	77	221	30	18,760	—	36,884
Total	$11,591	$6,037	$462	$77	$221	$30	$18,960	$—	$37,378
Greater than 90 days and accruing	$—	$2	$—	$—	$—	$—	$—	$—	$2
Total
30-59 days	$250	$403	$40	$589	$—	$207	$388	$151	$2,028
60-89 days	—	—	—	—	—	—	—	—	—
Greater than 90 days	30	776	7,897	1,722	199	307	11,264	2,376	24,571
Total past due	280	1,179	7,937	2,311	199	514	11,652	2,527	26,599
Current	1,005,165	1,321,795	670,991	402,536	211,937	173,289	2,059,993	255,385	6,101,091
Total	$1,005,445	$1,322,974	$678,928	$404,847	$212,136	$173,803	$2,071,645	$257,912	$6,127,690
Greater than 90 days and accruing	$30	$30	$1,398	$—	$199	$307	$2,176	$2,199	$6,339

Non-accrual loans are loans for which the Company does not record interest income. The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on non-accrual or charged off at an earlier date, if collection of principal or interest is considered doubtful. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. The following tables present the Company’s non-accrual loans by loan segments at December 31, 2024 and 2023:

As of December 31, 2024
	Amortized Cost Basis by Origination Year						Amortized Cost Basis
								Revolving		Non-accrual
								loans		Loans with
						2019 and	Revolving	converted	Total Non-	no related
	2024	2023	2022	2021	2020	Prior	loans	to term loans	accrual Loans	Allowance

	(Dollars in thousands)
Commercial and industrial	$—	$880	$647	$262	$—	$448	$11,470	$13,449	$27,156	$4,373
Energy	—	—	—	—	—	—	—	—	—	—
Commercial real estate - owner-occupied	—	—	—	—	—	—	—	—	—	—
Commercial real estate - non-owner-occupied	—	—	—	—	—	—	—	—	—	—
Residential real estate	92	—	—	—	—	—	—	166	258	—
Consumer	—	—	—	—	—	—	—	—	—	—
Total	$92	$880	$647	$262	$—	$448	$11,470	$13,615	$27,414	$4,373

As of December 31, 2023
	Amortized Cost Basis by Origination Year						Amortized Cost Basis
								Revolving		Non-accrual
								loans		Loans with
						2018 and	Revolving	converted	Total Non-	no related
	2023	2022	2021	2020	2019	Prior	loans	to term loans	accrual Loans	Allowance

	(Dollars in thousands)
Commercial and industrial	$—	$—	$266	$24	$—	$—	$8,839	$178	$9,307	$6,198
Energy	—	—	—	—	—	—	288	—	288	288
Commercial real estate - owner-occupied	—	—	204	—	—	—	—	—	204	204
Commercial real estate - non-owner-occupied	—	713	6,029	1,698	—	—	—	—	8,440	1,698
Residential real estate	—	—	—	—	—	—	—	179	179	179
Consumer	—	33	—	—	—	—	—	—	33	33
Total	$—	$746	$6,499	$1,722	$—	$—	$9,127	$357	$18,451	$8,600

Interest income recognized on non-accrual loans was zero for both the years ended December 31, 2024 and 2023.

Allowance for Credit Losses

The Company’s CECL committee meets at least quarterly to oversee the ACL methodology. The committee estimates the ACL using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. The ACL represents the Company’s current estimate of lifetime credit losses inherent in the loan portfolio at the statement of financial condition date. The ACL is adjusted for expected prepayments when appropriate and excludes expected extensions, renewals, and modifications.

The ACL is the sum of three components: (i) asset specific / individual loan reserves; (ii) quantitative (formulaic or pooled) reserves; and (iii) qualitative (judgmental) reserves. The components are described within Note 1: Nature of Operations and Summary of Significant Accounting Policies.

The following tables present the activity in the allowance for credit losses and allowance for credit losses on off-balance sheet credit exposures by loan segment for the years ended December 31, 2024 and 2023:

	For the Year Ended December 31, 2024

			Commercial	Commercial
			Real Estate	Real Estate
	Commercial		Owner-	Non-owner-	Residential
	and Industrial	Energy	Occupied	Occupied	Real Estate	Consumer	Total

	(Dollars in thousands)
Allowance for Credit Losses:
Beginning balance	$32,244	$3,143	$6,445	$28,130	$3,456	$44	$73,462
Charge-offs	(5,524)	—	—	(1,420)	—	(13)	(6,957)
Recoveries	694	288	—	4	259	—	1,245
Provision (release)	8,103	1,040	(783)	3,292	(608)	168	11,212
Ending balance	$35,517	$4,471	$5,662	$30,006	$3,107	$199	$78,962
Allowance for Credit Losses on Off-Balance Sheet Credit Exposures:
Beginning balance	$954	$149	$125	$5,096	$89	$—	$6,413
Provision (release)	1,244	(149)	9	(1,225)	(15)	36	(100)
Loss on standby letter of credit	(632)	—	—	—	—	—	(632)
Ending balance	$1,566	$—	$134	$3,871	$74	$36	$5,681

	For the Year Ended December 31, 2023

			Commercial	Commercial
			Real Estate	Real Estate
	Commercial		Owner-	Non-owner-	Residential
	and Industrial	Energy	Occupied	Occupied	Real Estate	Consumer	Total

	(Dollars in thousands)
Allowance for Credit Losses:
Beginning balance	$26,803	$4,396	$5,214	$21,880	$3,333	$149	$61,775
PCD allowance for credit loss at acquisition	51	—	61	217	—	—	329
Charge-offs	(5,703)	—	—	—	—	(6)	(5,709)
Recoveries	164	139	—	—	—	—	303
Provision (release)	10,871	(1,392)	976	5,390	118	(99)	15,864
Day 1 CECL provision expense	58	—	194	643	5	—	900
Ending balance	$32,244	$3,143	$6,445	$28,130	$3,456	$44	$73,462
Allowance for Credit Losses on Off-Balance Sheet Credit Exposures:
Beginning balance	$319	$787	$221	$7,323	$35	$3	$8,688
Provision (release)	635	(638)	(96)	(2,227)	54	(3)	(2,275)
Ending balance	$954	$149	$125	$5,096	$89	$—	$6,413

The ACL balance increased $5.5 million during the year ended December 31, 2024 and included provision of $11.2 million due to loan growth, changes in credit quality, economic factors and an increase in specific reserves. Net charge-offs were $5.7 million, primarily related to six commercial and industrial loans, one commercial real estate – non-owner-occupied loan and one credit card account. The reserve on unfunded commitments decreased $0.7 million due to a decrease in unfunded commitments and a loss on a standby letter of credit that was previously reserved.

The following tables present the Company’s gross charge-offs by year of origination for the years ended December 31, 2024 and 2023:

	For the Year Ended December 31, 2024
	Gross Charge-offs by Origination Year						Gross Charge-offs
								Revolving
								loans
								converted	Gross
						2019 and	Revolving	to term	Charge-
	2024	2023	2022	2021	2020	Prior	loans	loans	offs

	(Dollars in thousands)
Commercial and industrial	$—	$1,256	$44	$—	$24	$—	$4,022	$178	$5,524
Energy	—	—	—	—	—	—	—	—	—
Commercial real estate - owner-occupied	—	—	—	—	—	—	—	—	—
Commercial real estate - non-owner-occupied	—	—	209	—	—	—	—	1,211	1,420
Residential real estate	—	—	—	—	—	—	—	—	—
Consumer	—	—	13	—	—	—	—	—	13
Total	$—	$1,256	$266	$—	$24	$—	$4,022	$1,389	$6,957

	For the Year Ended December 31, 2023
	Gross Charge-offs by Origination Year						Gross Charge-offs
								Revolving
								loans
								converted	Gross
						2018 and	Revolving	to term	Charge-
	2023	2022	2021	2020	2019	Prior	loans	loans	offs

	(Dollars in thousands)
Commercial and industrial	$581	$7	$72	$—	$—	$1,358	$3,165	$520	$5,703
Energy	—	—	—	—	—	—	—	—	—
Commercial real estate - owner-occupied	—	—	—	—	—	—	—	—	—
Commercial real estate - non-owner-occupied	—	—	—	—	—	—	—	—	—
Residential real estate	—	—	—	—	—	—	—	—	—
Consumer	—	1	—	—	—	5	—	—	6
Total	$581	$8	$72	$—	$—	$1,363	$3,165	$520	$5,709

Collateral Dependent Loans

Collateral dependent loans are loans for which the repayment is expected to be provided substantially through the operation or sale of the collateral and the borrower is experiencing financial difficulty. The following tables present the amortized cost balance of loans considered collateral dependent by loan segment and collateral type as of December 31, 2024 and 2023:

As of December 31, 2024
Amortized Cost of
Collateral
	Amortized Cost of	Related Allowance	Dependent Loans
	Collateral	for	with no related
Loan Segment and Collateral Description	Dependent Loans	Credit Losses	Allowance

(Dollars in thousands)
Commercial and industrial
All business assets	$4,920	$153	$4,373
Energy
Oil and natural gas properties	—	—	—
Commercial real estate - owner-occupied
Commercial real estate properties	—	—	—
Commercial real estate - non-owner-occupied
Commercial real estate properties	—	—	—
Residential real estate
Residential real estate properties	—	—	—
Consumer
Vehicles & other personal assets	—	—	—
	$4,920	$153	$4,373

As of December 31, 2023
			Amortized Cost of
			Collateral
	Amortized Cost of	Related Allowance	Dependent Loans
	Collateral	for	with no related
Loan Segment and Collateral Description	Dependent Loans	Credit Losses	Allowance

	(Dollars in thousands)
Commercial and industrial
All business assets	$9,308	$1,392	$6,198
Energy
Oil and natural gas properties	288	—	288
Commercial real estate - owner-occupied
Commercial real estate properties	204	—	204
Commercial real estate - non-owner-occupied
Commercial real estate properties	8,440	571	1,698
Residential real estate
Residential real estate properties	179	—	179
Consumer
Vehicles & other personal assets	—	—	—
	$18,419	$1,963	$8,567

Loan Modifications

The Company considers loans to borrowers experiencing financial difficulties to be troubled loans. Modifications of these loans requires an entity to evaluate whether the loan modifications represent a new loan or a continuation of an existing loan. Such troubled debt modifications (“TDM”) may include principal forgiveness, interest rate reductions, other-than-insignificant-payment delays, term extensions or any combination thereof.

During the years ended December 31, 2024 and 2023, the Company modified 14 and eight loans, respectively, to facilitate repayment that are considered TDMs. The modified loans have an amortized cost basis of $15.0 million and $10.2 million at December 31, 2024 and 2023, respectively. The following tables present, by loan segment, the amortized cost basis as of the date shown for modified loans to borrowers experiencing financial difficulty:

	December 31, 2024
	Term Extension		Payment Delay		Combination - Term Extension and Payment Delay		Combination - Term Extension, Payment Delay and Interest Rate Reduction
	Amortized Cost Basis	% of Loan Class	Amortized Cost Basis	% of Loan Class	Amortized Cost Basis	% of Loan Class	Amortized Cost Basis	% of Loan Class

	(Dollars in thousands)
Commercial and industrial	$2,454	0.11%	$4,891	0.23%	$848	0.04%	$1,813	0.08%
Commercial real estate - owner-occupied	—	—	4,924	0.89	—	—	—	—
Residential real estate	92	0.02	—	—	—	—	—	—
Total Loans	$2,546		$9,815		$848		$1,813

	December 31, 2023
	Term Extension
	Amortized Cost Basis	% of Loan Class

	(Dollars in thousands)
Commercial and industrial	$5,384	0.25%
Commercial real estate - owner-occupied	4,568	0.81
Residential real estate	253	0.05
Total Loans	$10,205

The following schedules present the payment status, by loan segment, as of December 31, 2024 and 2023, of the amortized cost basis of loans that have been modified in the prior 12 months:

	Balance at December 31, 2024
		30-59 Days	60-89 Days	Greater than 90	Total
	Current	Past Due	Past Due	Days Past Due	Past Due

	(Dollars in thousands)
Commercial and industrial	$7,553	$598	$—	$1,855	$2,453
Commercial real estate - owner-occupied	419	—	4,505	—	4,505
Residential real estate	—	—	—	92	92
Total Loans	$7,972	$598	$4,505	$1,947	$7,050

	Balance at December 31, 2023
		30-59 Days	60-89 Days	Greater than 90	Total
	Current	Past Due	Past Due	Days Past Due	Past Due

	(Dollars in thousands)
Commercial and industrial	$5,384	$—	$—	$—	$—
Commercial real estate - owner-occupied	4,568	—	—	—	—
Residential real estate	253	—	—	—	—
Total Loans	$10,205	$—	$—	$—	$—

The Company had two and no TDMs that were modified and had defaulted on their modified terms at December 31, 2024 and 2023, respectively. For purposes of this disclosure, the Company considers “default” to mean 90 days or more past due on principal or interest. The allowance for credit losses related to TDMs on non-accrual status is determined by individual evaluation, including collateral adequacy, using the same process as loans on non-accrual status which are not classified as TDMs.

The following schedules present the financial effect of the modifications made to borrowers experiencing financial difficulty as of the dates shown:

December 31, 2024
Financial Effect
	Term Extension	Payment Delay	Combination - Term Extension and Payment Delay	Combination - Term Extension, Payment Delay and Interest Rate Reduction
Commercial and industrial	Added a weighted average of 0.7 years to the life of loan, which reduced monthly payment amounts	Delayed payments for a weighted average of 0.6 years	Added a weighted average of 2.3 years to the life of loan, which reduced monthly payment amounts and delayed payments for a weighted average of 0.4 years	Added a weighted average of 9.0 years to the life of loan, which reduced monthly payment amounts, delayed payments for a weighted average of 9.0 years and reduced weighted average interest rate by 1.5%
Commercial real estate - owner-occupied		Delayed payments for a weighted average of 0.5 years
Residential real estate	Added a weighted average of 0.2 years to the life of loan, which reduced monthly payment amounts

December 31, 2023
Financial Effect
Term Extension
Commercial and industrial	Added a weighted average of 1.2 years to the life of loan, which reduced monthly payment amounts
Commercial real estate - owner-occupied	Added a weighted average of 0.5 years to the life of loan, which reduced monthly payment amounts
Residential real estate	Added a weighted average of 0.3 years to the life of loan, which reduced monthly payment amounts

Allowance for Credit Losses on Off-Balance Sheet Credit Exposures

The Company estimates expected credit losses for off-balance sheet credit exposures unless the obligation is unconditionally cancellable by the Company. The ACL on off-balance sheet credit exposures is adjusted as a provision (release) for credit loss expense. The estimate is calculated for each loan segment and includes consideration of the likelihood that funding will occur and an estimate of the expected credit losses on commitments expected to be funded over its estimated life. For each pool of contractual obligations expected to be funded, the Company uses the reserve rate established for the related loan pools. The $5.7 million and $6.4 million allowance for credit losses on off-balance sheet credit exposures at December 31, 2024 and 2023, respectively, are included in “interest payable and other liabilities” on the statements of financial condition.

The following categories of off-balance sheet credit exposures have been identified:

•	Loan commitments – include revolving lines of credit, non-revolving lines of credit, and loans approved that are not yet funded. Risks inherent to revolving lines of credit often are related to the susceptibility of an individual or business experiencing unpredictable cash flow or financial troubles, thus leading to payment default. The primary risk associated with non-revolving lines of credit is the diversion of funds for other expenditures.

•	Standby letters of credit – are primarily established to provide assurance to the beneficiary that the applicant will perform certain obligations arising out of a separate transaction between the beneficiary and applicant. If the obligation is not met, it gives the beneficiary the right to draw on the letter of credit.

Note 5:   Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	As of December 31,
	2024	2023

	(Dollars in thousands)
Land	$8,644	$8,689
Building and improvements	70,905	69,320
Furniture and fixtures	16,023	15,797
Equipment	14,329	13,278
Construction in progress	990	1,252
Premises and equipment	110,891	108,336
Less: accumulated depreciation	42,343	37,467
Premises and equipment, net	$68,548	$70,869

The Company recorded $5.1 million, $4.9 million and $4.7 million of depreciation expense during 2024, 2023 and 2022, respectively, as a component of other non-interest expense in the consolidated statements of operations.

Note 6:   Leases

The Company’s leases primarily include bank branches located in Kansas City, Missouri; Oklahoma City, Oklahoma; Tulsa, Oklahoma; Dallas, Texas; Frisco, Texas; Fort Worth, Texas; Phoenix, Arizona; Denver, Colorado and Colorado Springs, Colorado. The remaining terms on these branch leases range from less than one year to 17 years with certain options to renew. Renewal terms can extend the lease terms between five years and 20 years. The exercise of lease renewal options is at the Company’s sole discretion. When it is reasonably certain that the Company will exercise its option to renew or extend the lease term, that option is included in the estimated value of the right of use (“ROU”) asset and lease liability. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. As of December 31, 2024, the Company recognized one finance lease, and the remaining Company leases were classified as operating leases.

The ROU asset is included in “Other assets” on the consolidated statements of financial condition, and was $28 million and $30 million at December 31, 2024 and 2023, respectively. Certain adjustments to the ROU asset may be required for items such as initial direct costs paid or incentives received. The lease liability is located in “Interest payable and other liabilities” on the consolidated statements of financial condition and was $32 million and $34 million at December 31, 2024 and 2023, respectively.

As of December 31, 2024, the weighted-average remaining lease term was 10 years and the weighted-average discount rate was 2.89% utilizing the Company’s incremental FHLB borrowing rate for borrowings of a similar term at the date of lease commencement.

The following table presents components of operating lease expense in the accompanying consolidated statements of operations for the years ended December 31, 2024, 2023 and 2022:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Finance lease amortization of right-of-use asset	$293	$284	$231
Finance lease interest on lease liability	263	271	185
Operating lease expense	3,485	2,933	2,577
Variable lease expense	1,347	1,816	1,222
Short-term lease expense	39	15	20
Total lease expense	$5,427	$5,319	$4,235

Future minimum lease payments under operating and finance leases were as follows:

	Operating Leases	Finance Leases

	(Dollars in thousands)
2025	$3,414	$490
2026	4,118	490
2027	4,118	528
2028	3,704	540
2029	2,669	540
Thereafter	9,943	7,164
Total lease payments	27,966	9,752
Less: imputed interest	2,912	2,580
Total	$25,054	$7,172

Supplemental cash flow information

Operating cash flows paid for operating leases included in the measurement of lease liabilities were $3.7 million, $3.4 million and $3.0 million, respectively, for the years ended December 31, 2024, 2023 and 2022. Operating cash flows paid for finance lease amounts included in the measurement of lease liabilities were $0.5 million for both years ended December 31, 2024 and 2023 and $0.4 million for the year ended December 31, 2022. During the years ended December 31, 2024, 2023 and 2022, the Company recorded ROU assets in the amount of $1.7 million, $2.2 million and $23.6 million, respectively, that were exchanged for operating lease liabilities.

Note 7:   Goodwill and Core Deposit Intangible

In connection with prior acquisitions, the Company recorded goodwill of $14.1 million. No goodwill impairment was recorded during the years ended December 31, 2024 or December 31, 2023.

The Company is amortizing core deposit intangible (“CDI”) from prior acquisitions over the estimated useful lives of approximately 10 years from the date of each respective acquisition using the sum of the years’ digits accelerated method.

The gross carrying amount of goodwill and the gross carrying amount and accumulated amortization of the core deposit intangible at December 31, 2024 and 2023 were:

	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount

	(Dollars in thousands)
December 31, 2024
Goodwill	$14,135	$—	$14,135
Core deposit intangible	21,938	8,307	13,631
Total goodwill and intangible assets	$36,073	$8,307	$27,766
December 31, 2023
Goodwill	$14,135	$—	$14,135
Core deposit intangible	21,938	4,738	17,200
Total goodwill and intangible assets	$36,073	$4,738	$31,335

The estimated aggregate future amortization expense over the next five years for the core deposit intangible is as follows at December 31, 2024:

(Dollars in thousands)
2025	$3,155
2026	2,739
2027	2,325
2028	1,909
2029	1,494

Note 8:  Derivatives and Hedging Activities

The Company is exposed to certain risks arising from both its business operations and economic conditions, including interest rate, liquidity, and credit risk. The Company uses derivative financial instruments as part of its risk management activities to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s existing credit derivatives result from participations of loan participation arrangements, and therefore, are not used to manage interest rate risk in the Company’s assets or liabilities.

Cash Flow Hedges of Interest Rate Risk

The Company uses interest rate derivatives to add stability to interest income and expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company may utilize interest rate swaps, including forwards, interest rate caps, floors, collars, corridors and swaptions as part of its interest rate risk management strategy. During 2024, the Company utilized interest rate swaps and a collar to hedge the variable cash flows associated with existing variable-rate debt and loan assets. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve payments of variable-rate amounts if interest rates rise above the cap strike rate on the contract and the receipt of variable-rate amounts if interest rates fall below the floor strike rate on the contract. Five swaps that were entered into in 2021 were terminated during the third quarter of 2022, and the amortization of the gains on these instruments began in 2023 based on the original effective dates of these swaps. During 2024, two cash flow hedges matured and two cash flow hedges were terminated. Derivatives that qualify as cash flow hedges and are designated as such include one instrument with a total notional value of $250 million at December 31, 2024, and five instruments with a notional value of $340 million at December 31, 2023.

For derivatives that qualify as cash flow hedges of interest rate risk and are designed as such, the gain or loss on the derivative is recorded in Accumulated Other Comprehensive Income (Loss) (“AOCI”) and subsequently reclassified into interest income or expense in the same period(s) during which the hedged transaction affects earnings. Amounts reported in AOCI related to derivatives will be reclassified to interest income and expense as interest payments are received and made on the Company’s variable-rate assets and debt. The Company currently estimates that $1.3 million will be reclassified as a decrease to net interest income during the next twelve months. These reclassifications are for active hedges, as well as amounts related to five hedged swaps that were terminated in 2022 and the two hedged swaps terminated in the first quarter of 2024, that continue to be recognized based on the original effective dates of the hedged transactions.

The Company is hedging its exposure to the variability in future cash flows for forecasted transactions over a maximum period of 2.0 years.

Non-designated Hedges

Derivatives not designated as hedges are not speculative and result from a service provided to clients. The Company executes interest rate swaps with clients to facilitate their respective risk management strategies. Those interest rate swaps are simultaneously hedged by offsetting derivatives that the Company executes with a third-party, such that the Company minimizes its net risk exposure resulting from such transactions. Interest rate derivatives associated with this program do not meet the strict hedge accounting requirements and changes in the fair value of both the client derivatives and the offsetting derivatives are recognized directly in earnings.

Swap fees earned upon origination and credit valuation adjustments that represent the risk of a counterparty’s default are reported on the consolidated statements of operations as swap fees and credit valuations adjustments, net. The effect of the Company’s derivative financial instruments gain (loss) is reported on the consolidated statements of cash flows within “other assets” and “other liabilities”.

The Company had 50 and 46 swaps outstanding with an aggregate notional amount of $354 million and $307 million at December 31, 2024 and 2023, respectively.

The Company’s existing credit derivatives result from participations in or out of interest rate swaps provided by or to external lenders as part of loan participation arrangements, and therefore, are not used to manage interest rate risk in the Company’s assets or liabilities. Derivatives not designated as hedges are not speculative and result from a service the Company provides to certain lenders which participate in loans.

The Company had 16 credit risk participation agreements outstanding with an aggregate notional amount of $112 million at December 31, 2024.

The table below presents the fair value of the Company’s derivative financial instruments and their classification on the consolidated statements of financial condition as of December 31, 2024 and 2023:

	Asset Derivatives			Liability Derivatives
	Statement of			Statement of
	Financial			Financial
	Condition	December 31,	December 31,	Condition	December 31,	December 31,
	Location	2024	2023	Location	2024	2023

	(Dollars in thousands)
Derivatives designated as hedging instruments:
Interest rate products	Other assets and Interest receivable	$—	$101	Interest payable and other liabilities	$4,745	$5,992
Total derivatives designated as hedging instruments		$—	$101		$4,745	$5,992

Derivatives not designated as hedging instruments:
Interest rate products	Other assets and Interest receivable	$8,177	$7,830	Interest payable and other liabilities	$8,207	$7,837
Credit risk participation agreements	Other assets	15	—	Other liabilities	43	—
Total derivatives not designated as hedging instruments		$8,192	$7,830		$8,250	$7,837
Total		$8,192	$7,931		$12,995	$13,829

The table below presents the effect of cash flow hedge accounting on AOCI for the years ended December 31, 2024 and 2023.

						Gain or	Gain or
						(Loss)	(Loss)
					Gain or	Reclassified	Reclassified
	Location of		Gain or	Gain or	(Loss)	from	from
	Gain or (Loss)	Gain or	(Loss)	(Loss)	Reclassified	Accumulated	Accumulated
	Recognized	(Loss)	Recognized	Recognized	from	OCI into	OCI into
	from	Recognized	in OCI	in OCI	Accumulated	Earnings	Earnings
	AOCI into	in OCI on	Included	Excluded	OCI into	Included	Excluded
	Earnings	Derivative	Component	Component	Earnings	Component	Component

		(Dollars in thousands)
Year Ended December 31, 2024
Derivatives in Cash Flow Hedging Relationships
Interest Rate Products	Interest Income	$(3,315)	$(3,315)	$—	$(4,707)	$(4,707)	$—
Interest Rate Products	Interest Expense	10	10	—	871	871	—
Total		$(3,305)	$(3,305)	$—	$(3,836)	$(3,836)	$—

Year Ended December 31, 2023
Derivatives in Cash Flow Hedging Relationships
Interest Rate Products	Interest Income	$(589)	$(589)	$—	$—	$—	$—
Interest Rate Products	Interest Expense	209	209	—	275	275	—
Total		$(380)	$(380)	$—	$275	$275	$—

As of December 31, 2024 and 2023, the Company had minimum collateral thresholds with certain of its derivative counterparties and has paid pledged collateral of $1.0 million and $1.0, respectively, and received collateral of $1.7 million and $1.5 million, respectively.

Note 9:  Foreclosed Assets

Foreclosed asset activity was as follows:

	As of or for the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Beginning balance	$—	$1,130	$1,148
Transfers from loan portfolio, at fair value	5,174	—	—
Advances for cost to complete	966	—	—
Foreclosed asset acquired	—	—	157
Impairments	(144)	(80)	—
Sales or other proceeds from foreclosed assets	(20)	(1,050)	(175)
Ending balance	$5,976	$—	$1,130

For the year ended December 31, 2024, the Company foreclosed on 10 residential construction lots (related to one former loan), one commercial use facility and one vehicle. The vehicle was sold during 2024. The Company is advancing funds to complete the buildout of six of the foreclosed residential construction properties. The remaining four residential construction properties are in the process of being sold and have been written down to the estimated net proceeds from sale.

For the year ended December 31, 2023, the Company sold two commercial use facilities foreclosed upon in prior years.

For the year ended December 31, 2022, the Company acquired a foreclosed property as part of the Colorado/New Mexico acquisition and received proceeds from expired earnest funds on a pre-existing property.

Impairments of foreclosed assets are reported on the consolidated statements of operations under foreclosed assets, net within non-interest expense.

Note 10:  Interest-bearing Time Deposits

Interest-bearing time deposits in denominations of $250 thousand or more were $548 million and $487 million as of December 31, 2024 and 2023, respectively.

The Company acquires brokered deposits in the normal course of business. At December 31, 2024 and 2023, brokered deposits of approximately $845 million and $876 million, respectively, were included in the Company’s time deposit balance. Reciprocal deposits, which include The Certificate of Deposit Account Registry Services (“CDARS”) discussed below, are treated as core deposits instead of brokered deposits and are not included in the above amounts.

The Company is a member of CDARS that allows depositors to receive FDIC insurance on amounts greater than the FDIC insurance limit, which is currently $250,000. CDARS allows institutions to break large deposits into smaller amounts and place them in a network of other CDARS institutions to ensure full FDIC insurance is gained on the entire deposit. CDARS totaled approximately $43 million and $42 million as of December 31, 2024 and 2023, respectively.

The scheduled maturities for time deposits are provided in Note 11: Borrowing Arrangements below.

Note 11:   Borrowing Arrangements

The following table summarizes borrowings at December 31, 2024 and 2023:

	As of and For the Year Ended December 31,
	2024			2023

	(Dollars in thousands)
			Maximum Balance			Maximum Balance
			at Any			at Any
	Balance	Rate(7)	End of Month	Balance	Rate(7)	End of Month
Repurchase agreements(1)	$—	—%	$—	$—	—%	$1,557
Federal funds purchased(2)	—	—	—	—	—	20,000
FHLB advances(3)	76,184	2.06	77,873	77,889	2.06	137,127
FHLB line of credit(3)	—	—	151,601	—	—	316,222
Line of credit(4)	—	—	—	—	—	7,500
SBA secured borrowing(5)	7,080	NA	7,832	7,832	NA	9,396
Trust preferred security(6)	1,181	6.36%	$1,181	1,118	7.39%	$1,118
Total borrowings	$84,445			$86,839

(1)	Repurchase agreements consist of Bank obligations to other parties payable on demand and generally have one day maturities. The obligations are collateralized by securities of U.S. government sponsored enterprises and mortgage-backed securities and such collateral is held by a third-party custodian. The year-to-date average daily balance was zero and $0.3 million for the years ended December 31, 2024 and 2023, respectively. The securities, mortgage-backed government sponsored residential securities, pledged for client repurchase agreements were zero at both December 31, 2024 and 2023.

(2)	Federal funds purchased include short-term funds that are borrowed from another bank. The Bank is part of a third-party service that allows us to borrow amounts from another bank if the bank has approved us for credit. Federal funds purchased generally have one day maturities.

(3)	FHLB advances and line of credit are collateralized by a blanket floating lien on certain loans as well as unrestricted securities. FHLB advances are at a fixed rate, ranging from 0.95% to 2.84%, and are subject to restrictions or penalties in the event of prepayment.

(4)	The line of credit was a general bank line of credit maintained by the Company for short-term liquidity. The Company terminated the line of credit during 2024.

(5)	As part of an acquisition, the Company acquired certain SBA loans that failed the derecognition criteria of ASC 860 and therefore are accounted for as secured borrowings. The secured borrowing was recorded at estimated fair value at the date of acquisition and reduces over time in connection with the related loan balance.

(6)	On June 30, 2010, the Company assumed a liability with a fair value of $1 million related to the assumption of trust preferred securities issued by Leawood Bancshares Statutory Trust I for $4 million on September 30, 2005. In 2012, the Company settled litigation related to the trust preferred securities which decreased the principal balance by $1.5 million and the recorded balance by approximately $400 thousand. The difference between the recorded amount and the contract value of $2.6 million is being accreted to the maturity date in 2035. Distributions will be paid on each security at a variable annual rate of interest equal to SOFR, plus 1.74%.

(7)	Represents the year-end weighted average interest rate.

The following table summarizes the Company’s other borrowing capacities at December 31, 2024 and 2023:

	As of December 31,
	2024	2023

	(Dollars in thousands)
FHLB borrowing capacity relating to loans	$525,650	$560,999
FHLB borrowing capacity relating to securities	—	—
Total FHLB borrowing capacity	$525,650	$560,999
Unused Federal Reserve borrowing capacity	$820,695	$780,588

The scheduled maturities, excluding interest, of the Company’s borrowings at December 31, 2024 were as follows:

	As of December 31, 2024
	Within One	One to Two	Two to Three	Three to	Four to Five	After Five
	Year	Years	Years	Four Years	Years	Years	Total

	(Dollars in thousands)
Time deposits	$1,900,684	$27,851	$2,205	$910	$180	$6	$1,931,836
FHLB borrowings	5,100	—	39,000	26,000	—	6,084	76,184
SBA secured borrowing	—	—	—	—	—	7,080	7,080
Trust preferred securities(1)	—	—	—	—	—	1,181	1,181
Total	$1,905,784	$27,851	$41,205	$26,910	$180	$14,351	$2,016,281

(1)	The contract value of the trust preferred securities is $2.6 million and is currently being accreted to the maturity date of 2035.

Note 12:   Income Taxes

The provision for income taxes includes these components:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Current tax expense	$22,365	$19,526	$17,943
Deferred income tax benefit	(1,270)	(2,086)	(1,970)
Income tax expense	$21,095	$17,440	$15,973

An income tax reconciliation at the statutory rate to the Company’s actual income tax expense is shown below:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Computed at the statutory rate (21%)	$20,925	$17,663	$16,290
Increase (decrease) resulting from
Tax-exempt income	(2,485)	(3,255)	(3,546)
Non-deductible expenses	736	421	689
State income taxes, net of federal benefits	2,425	2,473	2,785
Stock-based compensation	(48)	84	(190)
Other adjustments	(458)	54	(55)
Income tax expense	$21,095	$17,440	$15,973

The tax effects of temporary differences related to deferred taxes shown on the consolidated statements of financial condition within other assets are presented below:

	As of December 31,
	2024	2023

	(Dollars in thousands)
Deferred tax assets
Net unrealized loss on securities available-for-sale	$18,491	$15,456
Allowance for credit losses	19,275	18,470
Lease liability	7,415	7,930
Loan fees	3,775	3,701
Accrued expenses	3,979	3,397
Deferred compensation	2,279	2,334
Other	2,621	2,818
Total deferred tax asset	57,835	54,106
Deferred tax liability
FHLB stock basis	(100)	(107)
Premises and equipment	(2,898)	(2,565)
Right-of-use asset	(6,550)	(7,023)
Other	(521)	(950)
Total deferred tax liability	(10,069)	(10,645)
Net deferred tax asset	$47,766	$43,461

The Company has approximately $4.5 million of federal net operating loss carry-forwards, which begin to expire if not used by 2028 and the annual deduction of these loss carryforwards is subject to various IRC section 382 limitations. The Company fully expects to utilize the net operating loss carryforwards before they expire.

The Company files a consolidated federal income tax return and also files income tax returns in various states. All federal and state tax returns after 2020 remain open to examination by applicable tax authorities.

Note 13:   Changes in Accumulated Other Comprehensive (Loss) Income

Amounts reclassified from AOCI and the affected line items in the consolidated statements of operations were as follows:

	For the Year Ended December 31,			Affected Line Item in the
	2024	2023	2022	Statements of Operations

	(Dollars in thousands)
Realized gain (loss) on available-for-sale securities	$60	$(1,127)	$96	Other non-interest income
Less: tax expense (benefit) effect	14	(266)	24	Income tax expense
Realized gain (loss) on available-for-sale securities, net of income tax	46	(861)	72
(Loss) gain on cash flow hedges	(4,707)	275	—	Interest income - Loans
Gain on cash flow hedges	871	—	—	Interest expense - Deposits
Less: tax (benefit) expense effect	(886)	65	—	Income tax expense
Net (loss) gain on cash flow hedges, net of tax	(2,950)	210	—
Total reclassified amount	$(2,904)	$(651)	$72

Note 14:   Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. The Basel III Capital Rules (“Basel III”) were jointly published by three federal banking regulatory agencies. Basel III defines the components of capital, risk weighting and other issues affecting the numerator and denominator in regulatory capital ratios.

Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. The actions may include dividend payment restrictions, require the adoption of remedial measures to increase capital, terminate FDIC deposit insurance, and mandate the appointment of a conservator or receiver in severe cases. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under GAAP, regulatory reporting requirements and regulatory capital standards. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Company’s regulators could require adjustments to regulatory capital not reflected in these consolidated financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and tier 1 capital (as defined) to risk-weighted assets (as defined), common equity tier 1 capital (as defined) to risk-weighted assets (as defined), and of tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2024, the Company and the Bank met all applicable capital adequacy requirements.

As of December 31, 2024, the most recent notification from the applicable regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, tier 1 risk-based, common equity tier 1 risk-based and tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2024 and 2023 are presented in the following table:

			Required to be Considered		Required to be Considered
	Actual		Well Capitalized		Adequately Capitalized(1)
	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(Dollars in thousands)
December 31, 2024
Total Capital to Risk-Weighted Assets
Consolidated	$893,752	12.3%	N/A	N/A	$762,907	10.5%
Bank	881,809	12.1	$726,075	10.0%	762,379	10.5
Tier 1 Capital to Risk-Weighted Assets
Consolidated	809,239	11.1	N/A	N/A	617,591	8.5
Bank	797,296	11.0	580,860	8.0	617,164	8.5
Common Equity Tier 1 to Risk-Weighted Assets
Consolidated	800,308	11.0	N/A	N/A	508,605	7.0
Bank	797,296	11.0	471,949	6.5	508,253	7.0
Tier 1 Capital to Average Assets
Consolidated	809,239	10.6	N/A	N/A	305,698	4.0
Bank	$797,296	10.4%	$382,199	5.0%	$305,759	4.0%

December 31, 2023
Total Capital to Risk-Weighted Assets
Consolidated	$807,018	11.2%	N/A	N/A	$756,285	10.5%
Bank	800,522	11.1	$719,705	10.0%	755,691	10.5
Tier 1 Capital to Risk-Weighted Assets
Consolidated	727,723	10.1	N/A	N/A	612,231	8.5
Bank	721,227	10.0	575,764	8.0	611,750	8.5
Common Equity Tier 1 to Risk-Weighted Assets
Consolidated	718,855	10.0	N/A	N/A	504,190	7.0
Bank	721,227	10.0	467,809	6.5	503,794	7.0
Tier 1 Capital to Average Assets
Consolidated	727,723	10.0	N/A	N/A	292,517	4.0
Bank	$721,227	9.9%	$365,675	5.0%	$292,540	4.0%

(1)	Includes capital conservation buffer of 2.5%.

Note 15:   Employee Benefit Plan

The Company has a retirement savings 401(k) plan covering substantially all employees. Employees may contribute a portion of their compensation to the plan. Company contributions to the plan were 100% on the first 5% of employees’ salary deferral amounts. Additional contributions are discretionary and are determined annually by the Board of Directors. Company contributions to the plan were $3 million, $2 million and $2 million for 2024, 2023 and 2022, respectively.

Note 16:   Revenue from Contracts with Clients

Except for gains or losses from the sale of foreclosed assets, the Company’s revenue from contracts with clients within the scope of ASC 606 is recognized in non-interest income. The revenue categories are selected based on the nature, amount, timing, and uncertainty of revenue and cash flows. The following presents descriptions of revenue categories within the scope of ASC 606:

Service charges and fees on client accounts - This category consists of monthly fees for the services rendered on client deposit accounts, including maintenance charges, overdraft fees, and processing fees. The monthly fee structures are typically based on type of account, volume, and activity. The client is typically billed monthly and pays the bill from their deposit account. The Company satisfies the performance obligation related to providing depository accounts monthly as transactions are processed and deposit service charge revenue is recorded.

ATM and credit card interchange income - This category consists of fees charged for use of the Company’s ATMs, as well as an interchange fee with credit card and debit card service providers. ATM fees and interchange fees are based on the number of transactions as well as the underlying agreements. Clients are typically billed monthly. The Company satisfies the performance obligation related to ATM and interchange fees monthly as transactions are processed and revenue is recorded.

International fees - This category consists of fees earned from foreign exchange transactions and preparation of international documentation. International fees are based on underlying agreements that describe the Company’s performance obligation and the related fee. Clients are typically billed, and cash is received once the service or transaction is complete. The Company satisfies the performance obligation related to international fees monthly as transactions are processed and revenue is recorded.

Other fees - This category consists of numerous, smaller fees such as wire transfer fees, check cashing fees, and check printing fees. Other fees are typically billed to clients on a monthly basis. Performance obligations for other fees are satisfied at the time that the service is rendered.

Gain or loss on foreclosed assets – Foreclosed assets are often sold in transactions that may not be considered a contract with a client because the sale of the asset may not be an output of the Company’s ordinary activities. However, sales of nonfinancial assets, including in-substance nonfinancial assets, should be accounted for in accordance with ASC 610-20, “Other Income-Gains and Losses from the Derecognition of Nonfinancial Assets,” which requires the Company to apply certain measurement and recognition concepts of ASC 606. Accordingly, the Company recognizes the sale of a foreclosed asset, along with any associated gain or loss, when control of the asset transfers to the buyer. For sales of existing assets, this generally will occur at the point of sale. When the Company finances the sale of the foreclosed asset to the buyer, the Company must assess whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the repossessed asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the asset to the buyer.

The following table disaggregates the non-interest income subject to ASC 606 by category:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Non-interest income subject to ASC 606
Service charges and fees on client accounts	$9,101	$8,186	$6,228
ATM and credit card interchange income	6,029	5,469	6,523
International fees	2,138	1,504	1,408
Other fees	235	323	94
Total non-interest income from contracts with clients	17,503	15,482	14,253
Non-interest income not subject to ASC 606
Other non-interest income	5,640	5,182	3,028
Total non-interest income	$23,143	$20,664	$17,281

Note 17:   Stock-Based Compensation

The Company issues stock-based compensation in the form of non-vested restricted stock, restricted stock units and stock appreciation rights under the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (as amended, restated or supplemented, the “Omnibus Plan”). The Omnibus Plan will expire on October 25, 2028, unless extended. The aggregate number of shares available for future issuance under the Omnibus Plan was 1,480,911 shares as of December 31, 2024. The Company will issue new common shares upon exercise or vesting of stock-based awards.

During 2018, awards issued under the Stock Settled Appreciation Right Plan, Equity Incentive Plan, Employee Equity Incentive Plan and New Market Founder Plan were assumed under the Omnibus Plan as agreed upon with participants, impacting all participants who agreed to the assumption, and herein referred to as “Legacy Awards”. Material terms and conditions of Legacy Awards remain unchanged; therefore, no modification to their fair market value was required. Going forward, all awards are issued under the Omnibus Plan.

The table below summarizes stock-based compensation expense for the years ended December 31, 2024, 2023, and 2022:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Stock appreciation rights	$162	$216	$325
Performance-based stock awards	1,228	1,074	774
Restricted stock units and awards	4,073	3,824	3,200
Employee stock purchase plan	170	167	118
Total stock-based compensation	$5,633	$5,281	$4,417

Stock-Settled Appreciation Rights

The Company issues stock-settled appreciation rights (“SSARs”) with exercise prices equal to the closing price of the Company’s common shares on the date of grant. SSARs typically vest ratably over seven years of continuous service and have fifteen-year contractual terms for Legacy Awards and ten-year contractual terms for all other SSARs. The fair value of each SSAR was estimated at the grant date using a Black-Scholes option pricing model.

A summary of SSAR activity during 2024 is presented below:

	Stock-Settled Appreciation Rights
			Weighted Average
		Weighted Average	Remaining
	Units	Exercise Price	Contractual Term
Outstanding, January 1, 2024	823,594	$10.59	5.67
Granted	—	—	—
Exercised	(99,965)	8.16
Forfeited	(8,571)	13.73
Expired	(64,429)	14.23
Outstanding, December 31, 2024	650,629	$10.57	5.60
Exercisable, December 31, 2024	576,633	$10.12	5.60

The following table provides the range of assumptions used in the Black-Scholes option pricing model, the weighted average grant date fair value, and information related to SSARs exercised for the following years, as well as, the remaining compensation cost to be recognized and the period over which the amount will be recognized as of the dates indicated:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands, except per share data)
Assumptions:
Expected volatility(1)	—	42.76%	44.10% - 45.41%
Expected dividends(2)	—	0.00%	0.00%
Expected term (in years)(3)	—	7.00	7.00 - 7.01
Risk-free rate(4)	—	4.71%	2.80% - 3.62%
Weighted average grant date fair value per share	$—	$5.58	$6.86
Aggregate intrinsic value of SSARs exercised	$964	$1,007	$1,578
Total fair value of SSARs vested during the year	$182	$279	$484
Unrecognized compensation information:
Unrecognized compensation cost	$400	$622	$795
Period remaining (in years)	3.6	4.4	4.7

(1)	Expected volatility was calculated using a historical volatility of the Company’s stock price since the Company’s initial public offering in August 2019, coupled with those of a peer group of comparable publicly traded companies prior to the Company’s initial public offering, for a period commensurate with the expected term of the SSARs.

(2)	The dividend yield was calculated in accordance with the Company’s dividend policy at the time of grant.

(3)	The expected term was estimated to be the midpoint between the contractual vesting term and time to expiration, in accordance with the simplified method described in SAB Topic 14.D.2. due to the Company’s limited history of SSAR exercise activity.

(4)	The risk-free rate for the expected term of the SSARs was based on the U.S. Treasury yield curve at the date of grant and based on the expected term.

Performance-Based Awards

The Company awards performance-based awards — generally performance-based restricted stock units (“PSUs”) — to key officers of the Company. The stock-settled awards are typically granted annually as determined by the Compensation Committee. The PSUs typically cliff-vest at the end of three years based on attainment of certain performance metrics developed by the Compensation Committee. The ultimate number of shares issuable under each PSU award is the product of the award target and the award payout percentage given the level of achievement, ranging from 0% - 150% of the initial target awards. Awards are tied to two performance metrics, a performance-based cumulative earnings per share (“EPS”) target and a market-based cumulative total shareholder return ("TSR") target. The fair value of the EPS target portion of the PSU award was determined based on the closing price of the Company’s common stock on the grant date, while the fair value of the TSR target portion of the PSU award was determined using a Monte Carlo simulation as of the grant date.

A summary of PSU activity during 2024 is presented below:

	Performance-Based Awards
		Weighted Average
	Number of Shares	Grant Date Fair Value
Unvested, January 1, 2024	232,987	$14.38
Granted	140,928	12.74
Vested	(64,985)	12.88
Forfeited	(11,504)	13.81
Adjustment due to performance	19,246	12.88
Unvested, December 31, 2024	316,672	$13.89

Total fair value of PSUs vested during the years ended December 31, 2024, 2023 and 2022 was $825 thousand, $298 thousand and $26 thousand, respectively. Unrecognized stock-based compensation expense related to the performance grants issued through December 31, 2024 was $1.8 million and is expected to be recognized over 1.8 years.

Service-Based Restricted Stock Units and Service-Based Restricted Stock Awards

The Company issues service-based restricted stock units (“RSUs”) and service-based restricted stock awards (“RSAs”) to provide additional incentives to key officers, employees, and non-employee directors. Awards are typically granted annually as determined by the Compensation Committee. The RSUs granted to key officers and employees typically vest ratably over three years of continuous service. The service-based RSAs granted to non-employee directors typically cliff-vest after one year of service. The fair value of all RSU and RSA awards was determined based on the closing price of the Company’s common stock on the grant date.

A summary of RSU and RSA activity during 2024 is presented below:

	Restricted Stock Units and Awards
		Weighted Average
	Number of Shares	Grant Date Fair Value
Unvested, January 1, 2024	457,014	$13.62
Granted	381,433	12.91
Vested	(246,227)	13.06
Forfeited	(54,211)	13.30
Unvested, December 31, 2024	538,009	$13.41

Total fair value of RSUs and RSAs vested during the years ended December 31, 2024, 2023 and 2022 was $3.3 million, $3.0 million and $3.3 million, respectively. Unrecognized stock-based compensation expense related to restricted stock grants issued through December 31, 2024 was $3.6 million and is expected to be recognized over 1.6 years.

Employee Stock Purchase Plan

The Company has an Employee Stock Purchase Plan (“ESPP”) whereby employees are eligible to purchase common stock at a discounted price after having met a minimum period of credited service and minimum hours worked. The price an employee pays for shares is 85.0% of the lesser of the closing price of the Company’s common stock on the offering date or the closing price of the Company’s common stock on the last trading date of the offering period. The offering periods are the six-month periods commencing on January 1 and July 1 of each year and ending on June 30 and December 31 of each year. There are no vesting or other restrictions on the stock purchased by employees under the ESPP. In anticipation of the Merger, the Company suspended all offering periods commencing after December 31, 2024.

The calculated value of each unit award is estimated at the start of the offering period using a Black-Scholes option pricing model that used the assumptions noted in the following table:

	For the Year Ended December 31,
	2024	2023	2022
Assumptions:
Expected volatility	28.56% - 34.05%	26.10% - 41.72%	24.1% - 28.00%
Expected dividends	0.00%	0.00%	0.00%
Expected term (in years)	0.19 - 0.50	0.50	0.50
Risk-free rate	4.73% - 5.37%	4.75% - 5.53%	0.19% - 2.52%

Note 18:   Stock Warrants

During the year ended December 31, 2023, 80,000 fully vested warrants to purchase common stock at a strike price of $5.00 per share were exercised and cash settled resulting in a reduction to additional paid in capital of $0.4 million. There were no outstanding warrants as of December 31, 2024 and 2023.

Note 19:  Stockholders’ Equity

The following table presents the computation of basic and diluted earnings per share:

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands, except per share data)
Earnings per Common Share
Net Income	$78,546	$66,669	$61,599
Less: preferred stock dividends	620	413	—
Net income available to common stockholders	77,926	66,256	61,599
Weighted average common shares	49,437,154	49,010,078	49,489,860
Earnings per common share	$1.58	$1.35	$1.24
Diluted Earnings per Common Share
Net Income	$78,546	$66,669	$61,599
Less: preferred stock dividends	620	413	—
Net income available to common stockholders	77,926	66,256	61,599
Weighted average common shares	49,437,154	49,010,078	49,489,860
Effect of dilutive shares	538,691	329,988	512,194
Weighted average dilutive common shares	49,975,845	49,340,066	50,002,054
Diluted earnings per common share	$1.56	$1.34	$1.23
Stock-based awards not included because to do so would be antidilutive	154,523	799,238	523,768

Preferred stock and dividends

During March 2023, the Company offered and sold 7,750 shares of its Series A Preferred Stock, for an aggregate purchase price of $7.8 million.

Aggregate dividends of $620 thousand and $413 thousand related to the Series A Preferred Stock were declared and paid during the years ended December 31, 2024 and 2023, respectively. In February 2025, the Board of Directors declared a quarterly dividend on the Series A Preferred Stock in the amount of $20.00 per share to be payable on March 17, 2025 to shareholders of record as of February 28, 2025.

Share repurchases

On May 10, 2022, the Company announced that its Board of Directors approved a share repurchase program under which the Company may repurchase up to $30 million of its common stock. As of December 31, 2024, $11 million remains available for repurchase under this share repurchase program.

During 2024, the Company repurchased $4.5 million, representing 349,280 common shares, under the repurchase program. The Company did not purchase any common stock during 2023.

Note 20: Disclosure about Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs supported by little or no market activity and significant to the fair value of the assets or liabilities.

Recurring Measurements

The following list presents the assets and liabilities recognized in the accompanying consolidated statements of financial condition measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2024 and 2023:

	Fair Value Description	Valuation Hierarchy Level	Where Fair Value Balance Can Be Found
Available-for-sale securities and equity securities	Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows.	Level 2	Note 3: Securities
Derivatives	Fair value of the interest rate swaps is obtained from independent pricing services based on quoted market prices for similar derivative contracts.	Level 2	Note 8: Derivatives

Nonrecurring Measurements

The following tables present the fair value measurement on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2024 and 2023:

		December 31, 2024
		Fair Value Measurements Using
		Quoted Prices in
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

	(Dollars in thousands)
Collateral-dependent impaired loans	$4,575	$—	$—	$4,575
Foreclosed assets held-for-sale	6,101	—	—	6,101

December 31, 2023
Fair Value Measurements Using
Quoted Prices in
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

(Dollars in thousands)
Collateral-dependent impaired loans	$10,570	$—	$—	$10,570

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated statements of financial condition, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Collateral-Dependent Impaired Loans, Net of ACL - The estimated fair value of collateral-dependent loans is based on the appraised fair value of the collateral, less estimated cost to sell. If the fair value of the collateral is below the loan’s amortized cost, the ACL is netted against the loan balance. Collateral-dependent loans are classified within Level 3 of the fair value hierarchy. The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral dependent loans are obtained when the loan is determined to be collateral dependent and subsequently as deemed necessary by the Office of the Chief Credit Officer. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated costs to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by the Office of the Chief Credit Officer by comparison to historical results.

Foreclosed Assets Held-for-Sale - The fair value of foreclosed assets held-for-sale is based on the appraised fair value of the collateral, less estimated cost to sell.

Unobservable (Level 3) Inputs

The following tables present quantitative information about unobservable inputs used in nonrecurring Level 3 fair value measurements at December 31, 2024 and 2023:

	December 31, 2024
			Unobservable	Range
	Fair Value	Valuation Techniques	Inputs	(Weighted Average)

	(Dollars in thousands)
Collateral-dependent impaired loans	$4,575	Appraisal of collateral	Appraisal adjustments (1)	0% - 91% (44%)
Foreclosed assets held-for-sale	$6,101	Appraisal of held property	Appraisal adjustments (1)	6% - 10% (6%)

(1)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses.

	December 31, 2023
			Unobservable	Range
	Fair Value	Valuation Techniques	Inputs	(Weighted Average)

	(Dollars in thousands)
Collateral-dependent impaired loans	$10,570	Appraisal of collateral	Appraisal adjustments (1)	0% - 56% (22%)

(1)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses.

The following tables present the estimated fair values of the Company’s financial instruments at December 31, 2024 and 2023:

	December 31, 2024
	Carrying	Fair Value Measurements
	Amount	Level 1	Level 2	Level 3

	(Dollars in thousands)
Financial Assets
Cash and cash equivalents	$409,209	$409,209	$—	$—
Available-for-sale securities	769,848	—	769,848	—
Loans, net of allowance for credit losses	6,179,301	—	—	6,181,071
Restricted equity securities	3,682	—	—	3,682
Interest receivable	35,831	—	35,831	—
Equity securities	7,507	—	—	7,507
Derivative assets	8,027	—	8,027	—

Financial Liabilities
Deposits	$6,714,957	$976,762	$—	$5,662,329
Federal Home Loan Bank advances	76,184	—	72,227	—
Other borrowings	8,261	—	9,286	—
Interest payable	22,710	—	22,710	—
Derivative liabilities	12,684	—	12,684	—

	December 31, 2023
	Carrying	Fair Value Measurements
	Amount	Level 1	Level 2	Level 3

	(Dollars in thousands)
Financial Assets
Cash and cash equivalents	$255,229	$255,229	$—	$—
Available-for-sale securities	766,653	—	766,653	—
Loans, net of allowance for credit losses	6,054,228	—	—	6,036,887
Restricted equity securities	3,950	—	—	3,950
Interest receivable	37,294	—	37,294	—
Equity securities	5,794	—	—	5,794
Derivative assets	7,581	—	7,581	—

Financial Liabilities
Deposits	$6,491,276	$990,458	$—	$5,547,203
Federal Home Loan Bank advances	77,889	—	72,123	—
Other borrowings	8,950	—	9,891	—
Interest payable	18,529	—	18,529	—
Derivative liabilities	13,594	—	13,594	—

Note 21: Commitments and Credit Risk

The Company had the following commitments at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023

	(Dollars in thousands)
Commitments to originate loans	$71,204	$59,728
Standby letters of credit	80,725	74,139
Lines of credit	1,918,296	2,008,356
Commitment related to investment fund	2,401	4,206
Total	$2,072,626	$2,146,429

Commitments to Originate Loans - Commitments to originate loans are agreements to lend to a client as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each client’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential and multifamily real estate.

Standby Letters of Credit - Standby letters of credit are irrevocable conditional commitments issued by the Company to guarantee the performance of a client to a third-party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain clients under nonfinancial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to clients. Fees for letters of credit are initially recorded by the Company as deferred revenue and are included in earnings at the termination of the respective agreements. Should the Company be obligated to perform under the standby letters of credit, the Company may seek recourse from the client for reimbursement of amounts paid.

Lines of Credit - Lines of credit are agreements to lend to a client as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each client’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

Commitments related to Investment Fund - The Company entered into various subscription agreements with five separate third parties to invest up to $10.0 million in the aggregate in investment funds designed to create pathways to homeownership for low- and moderate-income individuals and families and to help accelerate technology adoption at community banks.

Note 22: Segment Reporting

The Company has determined that its current operating model is structured whereby banking locations serve a similar base of primarily commercial clients utilizing a company-wide offering of similar products and services managed through similar processes and technology platforms that are collectively reviewed by the CODM. The Company’s CODM manages operations on a company-wide basis, including allocation of resources and financial performance. Accordingly, all of the Company’s operations are considered by management to be aggregated in one reportable operating segment, the banking segment.

The banking segment derives revenues from clients by providing a broad offering of deposit and lending products to commercial and consumer clients. Deposit offerings include personal and business checking and savings accounts, money market accounts, certificates of deposit, negotiable order of withdrawal accounts, international banking services, treasury management services, automated teller machine access and mobile banking. Lending offerings include commercial and industrial loans, agriculture loans, commercial real estate loans, construction and development loans, including home builder lending, residential real estate loans, multifamily real estate loans, energy loans, SBA loans, credit cards and consumer loans. All revenue is from external clients as the Company does not have intra-entity sales or transfers.

The accounting policies of the banking segment are the same as those described in Note 1: Nature of Operations and Summary of Significant Accounting Policies. The CODM assesses performance for the banking segment and decides how to allocate resources based on net income as reported on the consolidated statements of operations as consolidated net income. All categories of interest expense and non-interest expense as disclosed on the Company’s consolidated statements of operations are considered significant to the banking segment. Additionally, depreciation expense is detailed within Note 5: Premises and Equipment. For the years ended December 31, 2024, 2023 and 2022, there are no adjustments or reconciling items between segment net income and consolidated net income as presented in the consolidated statements of operations.

The measure of segment assets is reported on the consolidated statements of financial condition as total assets. For the years ended December 31, 2024 and 2023, there are no adjustments or reconciling items between segment total assets and total assets as presented in the consolidated statements of financial position.

Note 23:   Parent Company Condensed Financial Statements

The following are the condensed financial statements of CrossFirst Bankshares, Inc. (Parent only) for the periods indicated:

Condensed Statements of Financial Condition

	Year Ended December 31,
	2024	2023

	(Dollars in thousands)
Assets
Cash	$8,226	$2,445
Equity investments	4,524	3,998
Investment in subsidiaries	763,081	703,532
Other assets	7,798	9,172
Total assets	$783,629	$719,147
Liabilities and stockholders’ equity
Trust preferred securities, net	1,181	1,118
Other liabilities	8,611	9,886
Total liabilities	9,792	11,004
Stockholders’ equity	773,837	708,143
Total liabilities and stockholders’ equity	$783,629	$719,147

Condensed Statements of Operations

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Income
Equity in undistributed earnings of subsidiaries	$67,358	$50,761	$30,267
Distributions from subsidiaries	15,084	17,063	32,847
Management fees charged to subsidiaries	300	8,520	8,520
Other	17	49	153
Total income	82,759	76,393	71,787
Expense
Salaries and employee benefits	—	4,280	4,272
Occupancy, net	396	400	409
Other	4,568	5,155	5,893
Total expense	4,964	9,835	10,574
Income tax benefit	(751)	(111)	(386)
Net income	$78,546	$66,669	$61,599

As of the beginning of 2024, employees of the parent company became employees of the Bank. This resulted in decreases in management fees and salaries and employee benefits.

Condensed Statements of Cash Flows

	For the Year Ended December 31,
	2024	2023	2022

	(Dollars in thousands)
Operating Activities
Net income	$78,546	$66,669	$61,599
Adjustments to reconcile net income to net cash provided by operating activities:
Earnings of consolidated subsidiaries	(67,358)	(50,761)	(30,267)
Stock-based compensation	842	1,735	1,511
Other adjustments	218	293	(256)
Net cash provided by operating activities	12,248	17,936	32,587
Investing Activities
Investment in subsidiaries, net	—	(10,250)	(18,000)
Net cash activity from acquisition	—	(8,960)	—
Increase in equity investments	(526)	(1,401)	(2,164)
Purchase of equipment	—	(519)	—
Net cash used in investing activities	(526)	(21,130)	(20,164)
Financing Activities
Net (repayment) proceeds from lines of credit	—	(5,000)	5,000
Proceeds from issuance of preferred shares, net of issuance cost	—	7,750	—
Issuance of common stock, net	4	3	4
Open market common share repurchases	(4,500)	—	(35,780)
Acquisition of common stock for tax withholding obligations	(1,358)	(1,142)	(929)
Proceeds from employee stock purchase plan	533	402	364
Dividends paid on preferred stock	(620)	(413)	—
Settlement of warrants	—	(418)	—
Net decrease in employee receivables	—	—	7
Net cash (used in) provided by financing activities	(5,941)	1,182	(31,334)
Increase (decrease) in cash	5,781	(2,012)	(18,911)
Cash at beginning of year	2,445	4,457	23,368
Cash at end of year	$8,226	$2,445	$4,457

Note 24:     Subsequent Events

During January 2025, all required regulatory approvals for Busey to acquire the Company by merger were obtained. The transaction remains subject to the completion of the remaining customary closing conditions. Subject to satisfying these conditions, the parties currently expect to close the holding company merger on March 1, 2025.